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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: November 15, 1999

                             QUANTA SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                        COMMISSION FILE NUMBER: 1-13831

                   DELAWARE                                      74-2851603
         (State or other jurisdiction                         (I.R.S. Employer
      of incorporation or organization)                     Identification No.)

                        1360 POST OAK BLVD., SUITE 2100
                              HOUSTON, TEXAS 77056
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (713) 629-7600

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

     Quanta Services, Inc., a Delaware Corporation (the "Company"), is a leading provider of specialty contracting and maintenance services primarily related to electric, utility and telecommunications infrastructure in North America. In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired, the Company is filing this current report containing certain audited financial statements of the businesses acquired and the pro forma financial statements of Quanta Services, Inc. and subsidiaries.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     a. Financial Statements of Businesses Acquired:

(i)    Western Directional, Inc.
       Independent Auditor's Report
       Balance Sheets
       Statements of Operations
       Statements of Stockholders' Equity
       Statements of Cash Flows
       Notes to Financial Statements
(ii)   GEM Engineering Co., Inc.
       Report of Independent Public Accountants
       Balance Sheets
       Statements of Operations
       Statements of Stockholders' Equity
       Statements of Cash Flows
       Notes to Financial Statements
(iii)  W.C. Communications, Inc.
       Report of Independent Public Accountants
       Balance Sheets
       Statements of Operations
       Statements of Stockholder's Equity
       Statements of Cash Flows
       Notes to Financial Statements
(iv)   North Sky Communications
       Independent Accountant's Report
       Balance Sheets
       Statements of Income
       Statements of Stockholders' Equity
       Statements of Cash Flows
       Notes to Financial Statements
(v)    Crown Fiber Communications, Inc.
       Report of Independent Public Accountants
       Balance Sheets
       Statements of Income
       Statements of Stockholder's Equity
       Statements of Cash Flows
       Notes to Financial Statements
(vi)   Edwards Pipeline Company LLC
       Report of Independent Public Accountants
       Balance Sheets
       Statements of Operations
       Statements of Members' Equity
       Statements of Cash Flows
       Notes to Financial Statements


(vii)      Haines Construction Company
           Independent Auditor's Report
           Balance Sheets
           Statements of Income
           Statements of Stockholder's Equity
           Statements of Cash Flows
           Notes to Financial Statements
(viii)     Bonneville Construction Company
           Independent Accountant's Report
           Balance Sheets
           Statements of Operations
           Statements of Stockholder's Equity
           Statements of Cash Flows
           Notes to Financial Statements
(ix)       Trawick Construction Co.
           Report of Independent Accountants
           Combined Balance Sheets
           Combined Statements of Income
           Combined Statements of Stockholders' Equity
           Combined Statements of Cash Flows
           Notes to Combined Financial Statements
(x)        Telecommunications Division of Conti Enterprises, Inc.
           Report of Independent Public Accountants
           Statements of Assets, Liabilities and Divisional Equity
           Statements of Divisional Operating Profit
           Statements of Cash Flows
           Notes to Financial Statements

     b. Pro forma financial information

     The following Unaudited Pro Forma Combined Financial Statements of Quanta Services, Inc. and subsidiaries are attached hereto and made a part hereof:

(i)    Basis of Presentation
       Unaudited Pro Forma Combined Balance Sheet as of September
(ii)   30, 1999
       Notes to Unaudited Pro Forma Combined Balance Sheet as of
(iii)  September 30, 1999
(iv)   Unaudited Pro Forma Combined Statements of Operations
       Notes to Unaudited Pro Forma Combined Statements of
(v)    Operations

     c. Exhibits:

         23.1            -- Consent of Arthur Andersen LLP
         23.2            -- Consent of Arthur Andersen LLP
         23.3            -- Consent of S. J. Gallina & Co., LLP
         23.4            -- Consent of Jerry T. Paul, CPA
         23.5            -- Consent of McGladrey & Pullen, LLP
         23.6            -- Consent of Paul B. Leathers, Inc.
         23.7            -- Consent of Babush, Neiman, Kornman & Johnson LLP
         23.8            -- Consent of McDaniel & Associates, P.C.
         23.9            -- Consent of J.H. Cohn LLP

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
  INFORMATION AND EXHIBITS
  a. Financial Statements of Businesses Acquired:
    Western Directional, Inc.
       Independent Auditor's Report...........................     5
       Balance Sheets.........................................     6
       Statements of Operations...............................     7
       Statements of Stockholders' Equity.....................     8
       Statements of Cash Flows...............................     9
       Notes to Financial Statements..........................    10
    GEM Engineering Co., Inc.
       Report of Independent Public Accountants...............    15
       Balance Sheets.........................................    16
       Statements of Operations...............................    17
       Statements of Stockholders' Equity.....................    18
       Statements of Cash Flows...............................    19
       Notes to Financial Statements..........................    20
    W.C. Communications, Inc.
       Report of Independent Public Accountants...............    26
       Balance Sheets.........................................    27
       Statements of Operations...............................    28
       Statements of Stockholder's Equity.....................    29
       Statements of Cash Flows...............................    30
       Notes to Financial Statements..........................    31
    North Sky Communications and Affiliates
       Report of Independent Public Accountants...............    35
       Combined Balance Sheets................................    36
       Combined Statements of Income..........................    37
       Combined Statements of Stockholders' Equity............    38
       Combined Statements of Cash Flows......................    39
       Notes to Combined Financial Statements.................    40
    Crown Fiber Communications, Inc.
       Report of Independent Public Accountants...............    44
       Balance Sheets.........................................    45
       Statements of Income...................................    46
       Statements of Shareholder's Equity.....................    47
       Statements of Cash Flows...............................    48
       Notes to Financial Statements..........................    49
    Edwards Pipeline Company LLC
       Report of Independent Public Accountants...............    53
       Balance Sheets.........................................    54
       Statements of Operations...............................    55
       Statements of Members' Equity..........................    56
       Statements of Cash Flows...............................    57
       Notes to Financial Statements..........................    58

                                                                PAGE
                                                                ----
  Haines Construction Co.
       Independent Auditor's Report...........................    62
       Balance Sheets.........................................    63
       Statements of Income...................................    64
       Statements of Stockholder's Equity.....................    65
       Statements of Cash Flows...............................    66
       Notes to Financial Statements..........................    67
    Bonneville Construction Company, Inc.
       Independent Accountant's Report........................    71
       Balance Sheets.........................................    72
       Statements of Operations...............................    73
       Statements of Stockholder's Equity.....................    74
       Statements of Cash Flows...............................    75
       Notes to Financial Statements..........................    76
    Trawick Construction Co.
       Report of Independent Public Accountants...............    82
       Combined Balance Sheets................................    83
       Combined Statements of Income..........................    84
       Combined Statements of Stockholders' Equity............    85
       Combined Statements of Cash Flows......................    86
       Notes to Combined Financial Statements.................    87
    Telecommunications Division of Conti Enterprises, Inc.
       Report of Independent Public Accountants...............    92
       Statements of Assets, Liabilities, and Divisional
        Equity................................................    93
       Statements of Divisional Operating Profit..............    94
       Statements of Cash Flows...............................    95
       Notes to Financial Statements..........................    96

b. Pro forma financial information:

      (i)    Basis of Presentation.......................................    98
             Unaudited Pro Forma Combined Balance Sheet as of September
       (ii)  30, 1999....................................................    99
             Notes to Unaudited Pro Forma Combined Balance Sheet as of
      (iii)  September 30, 1999..........................................   100
             Unaudited Pro Forma Combined Statements of Operations.......   101
       (iv)
             Notes to Unaudited Pro Forma Combined Statements of
        (v)  Operations..................................................   103

c. Exhibits.................................................   106

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Western Directional, Inc.:

     We have audited the accompanying balance sheet of WESTERN DIRECTIONAL, INC. as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WESTERN DIRECTIONAL, INC. as of December 31, 1998, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                            S. J. Gallina & Co., LLP

Sacramento, California
October 14, 1999

                           WESTERN DIRECTIONAL, INC.

                                 BALANCE SHEET
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS

                                                               DECEMBER 31,
                                                                   1998
                                                               ------------
CURRENT ASSETS:
  Cash......................................................      $  503
  Accounts receivable:
     Trade..................................................          47
     Other..................................................          13
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................       1,177
  Prepaid expenses and other current assets.................           5
                                                                  ------
          Total current assets..............................       1,745
PROPERTY AND EQUIPMENT, net.................................       1,264
                                                                  ------
          Total assets......................................      $3,009
                                                                  ======

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt......................      $  122
  Accounts payable and accrued expenses.....................          93
  Income taxes payable......................................           6
  Deferred income taxes.....................................          20
                                                                  ------
          Total current liabilities.........................         241
LONG-TERM DEBT, net of current maturities...................         288
DEFERRED INCOME TAXES.......................................           7
                                                                  ------
          Total liabilities.................................         536
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 100,000 shares authorized,
     10,000 shares issued and outstanding...................          50
  Retained earnings.........................................       2,423
                                                                  ------
          Total stockholders' equity........................       2,473
                                                                  ------
          Total liabilities and stockholders' equity........      $3,009
                                                                  ======

    The accompanying notes are an integral part of the financial statements.

                           WESTERN DIRECTIONAL, INC.

                            STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1998
                                                               ------------
REVENUES....................................................      $5,160
COST OF SERVICES, including depreciation....................       2,858
                                                                  ------
          Gross profit......................................       2,302
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................         640
                                                                  ------
          Income from operations............................       1,662
OTHER INCOME (EXPENSE), net:
  Interest expense..........................................         (28)
  Interest income and other, net............................           1
                                                                  ------
          Other income (expense), net.......................         (27)
                                                                  ------
INCOME BEFORE PROVISION FOR INCOME TAXES....................       1,635
PROVISION FOR INCOME TAXES..................................          25
                                                                  ------
          Net income........................................      $1,610
                                                                  ======

    The accompanying notes are an integral part of the financial statements.

                           WESTERN DIRECTIONAL, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                         COMMON STOCK                    TOTAL
                                                        ---------------   RETAINED   STOCKHOLDERS'
                                                        SHARES   AMOUNT   EARNINGS      EQUITY
                                                        ------   ------   --------   -------------
BALANCE, January 1, 1998..............................  10,000    $50     $ 1,941       $ 1,991
  Net income..........................................      --     --       1,610         1,610
  Dividends...........................................      --     --      (1,128)       (1,128)
                                                        ------    ---     -------       -------
BALANCE, December 31, 1998............................  10,000    $50     $ 2,423       $ 2,473
                                                        ======    ===     =======       =======

    The accompanying notes are an integral part of the financial statements.

                           WESTERN DIRECTIONAL, INC.

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................    $ 1,610
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................        221
     Loss on sale of property and equipment.................          3
     Change in deferred income taxes........................          6
     Changes in operating assets and liabilities:
       Decrease (increase) in:
          Accounts receivable...............................        703
          Costs and estimated earnings in excess of billings
          on uncompleted contracts..........................       (445)
          Prepaid expenses and other current assets.........          9
       Increase (decrease) in:
          Accounts payable and accrued expenses.............        (52)
          Income taxes payable..............................          6
                                                                -------
          Net cash provided by operating activities.........      2,061
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment..............        104
  Additions of property and equipment.......................       (452)
  Advances on notes receivable..............................        (13)
                                                                -------
          Net cash used for investing activities............       (361)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of long-term debt................................       (103)
  Dividends.................................................     (1,128)
                                                                -------
          Net cash used for financing activities............     (1,231)
                                                                -------
          Net increase in cash..............................        469
CASH, beginning of period...................................         34
                                                                -------
CASH, end of period.........................................    $   503
                                                                =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Income taxes paid.........................................    $    13
  Interest paid.............................................    $    28

    The accompanying notes are an integral part of the financial statements.

                           WESTERN DIRECTIONAL, INC.

                       NOTES TO THE FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     WESTERN DIRECTIONAL, INC. (the Company) located in Elk Grove, California, is engaged in heavy engineering construction which includes installation of underground communications cable, and various types of sewer, water, and natural gas pipelines. The Company performs its contract work substantially under unit-price contracts with various contracts being modified by incentive and penalty provisions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Supplemental Cash Flow Information

     The Company had noncash investing activities of approximately $513,000 related to the purchase of approximately $965,000 in property and equipment during the year ended December 31, 1998.

  Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense was $221,259 for the year ended December 31, 1998.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated over its estimated life. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  Revenue Recognition

     The Company generally recognizes revenue as services are performed. The Company's contracts, however, generally provide that the customer compensate the Company only upon full completion of all contract services. Revenues are recognized using the percentage-of-completion method measured by the percentage of costs incurred to date to the total estimated costs for each contract. Contract costs include all direct material, direct labor, subcontract cost and indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, interest, and depreciation. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to contract costs and income. The resulting effects are recognized in the period in which the revisions are determined.

     The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed.

  Income Taxes

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under this method, deferred assets and liabilities are recorded for future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

     For income tax purposes, the Company reports income on the accrual method of accounting.

     The Company has elected to be taxed under the provisions of subchapter S of the Internal Revenue Code and the Revenue and Taxation Code of the State of California. Under those provisions, the Company did not

                           WESTERN DIRECTIONAL, INC.

pay federal corporate income taxes on its taxable income for the year ended December 31, 1998. However, the Company did pay a California franchise tax at a reduced rate of 1.5% on the taxable income it earned within California.

     The stockholders are liable for individual federal and California taxes on the Company's taxable income. In order for the stockholders to be able to pay these taxes, the board of directors of the Company has resolved that the stockholders may take minimum annual dividends up to the full tax liability on the Company's taxable income. The expected federal and California tax liability on the Company's taxable income for the year ended December 31, 1998 is approximately $622,000.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote for discussion of certain estimates reflected in the Company's financial statements.

3. PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1998, consist of the following (in thousands):

                                                               ESTIMATED
                                                                USEFUL
                                                               LIVES IN
                                                                 YEARS
                                                               ---------
Building....................................................        40     $   37
Operating equipment and vehicles............................         5      1,529
Office equipment, furniture and fixtures....................     5 - 7         21
                                                                           ------
                                                                            1,587
Less -- Accumulated depreciation............................                 (323)
                                                                           ------
Property and equipment, net.................................               $1,264
                                                                           ======

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses at December 31, 1998, consist of the following (in thousands):

Accounts payable, trade.....................................   $85
Accrued compensation and other expenses.....................     8
                                                               ---
                                                               $93
                                                               ===

     Contracts in progress at December 31, 1998, are as follows (in thousands):

Costs incurred on contracts in progress.....................   $  641
Estimated earnings, net of losses...........................      536
                                                               ------
                                                                1,177
Less -- Billings to date....................................       --
                                                               ------
                                                               $1,177
                                                               ======
Costs and estimated earnings in excess of billings on
  uncompleted contracts.....................................   $1,177
                                                               ======

                           WESTERN DIRECTIONAL, INC.

5. DEBT:

     The Company's long-term debt obligations at December 31, 1998, consist of the following (in thousands):

Notes payable to third parties due in monthly installments
through May 2008; interest ranging from 8.1% to 8.9%;
collateralized by equipment (See Note 11)...................   $ 410
Less -- Current maturities..................................    (122)
                                                               -----
          Total long-term debt..............................   $ 288
                                                               =====

     The maturities of long-term debt at December 31, 1998, are as follows (in thousands):

1999........................................................   $122
2000........................................................     41
2001........................................................     25
2002........................................................     27
2003........................................................     29
Thereafter..................................................    166
                                                               ----
                                                               $410
                                                               ====

6. OPERATING LEASES:

     The Company leases shop and yard space in Santa Clara, California from a third party under a long-term operating lease. Payments made for the operating lease were approximately $112,300 for the year ended December 31, 1998. The original lease term expires November 30, 1999. The Company may, at its option, extend the term of the lease for two additional one-year periods under substantially the same conditions.

     The Company also leases construction equipment under an operating lease expiring in June 2000. Payments made for the operating lease were approximately $40,000 for the year ended December 31, 1998.

     Future minimum lease payments under these operating leases are as follows (in thousands):

                  YEAR ENDING DECEMBER 31,
                  ------------------------
1999........................................................   $143
2000........................................................     20
                                                               ----
                                                               $163
                                                               ====

7. INCOME TAXES:

     Income tax expense is as follows (in thousands):

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1998
                                                               ------------
State --
  Current...................................................       $19
  Deferred..................................................         6
                                                                   ---
                                                                   $25
                                                                   ===

                           WESTERN DIRECTIONAL, INC.

     Actual income tax expense differs from income taxes computed by applying the California reduced tax rate for S corporations of 1.5 percent to income before provision for income taxes as follows (in thousands):

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1998
                                                               ------------
Provision at the reduced rate...............................       $25
Increase resulting from --
  Permanent differences.....................................         1
  Other.....................................................        (1)
                                                                   ---
                                                                   $25
                                                                   ===

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences, representing deferred tax liabilities, result principally from the following (in thousands):

                                                               DECEMBER 31,
                                                                   1998
                                                               ------------
Deferred income tax liabilities --
  Property and equipment....................................       $ 3
  Difference in method of accounting for long-term
     construction contracts.................................        18
  Change in income tax accounting method....................         6
                                                                   ---
          Total net deferred income tax liabilities.........       $27
                                                                   ===

     The net deferred income tax liabilities are comprised of the following (in thousands):

                                                               DECEMBER 31,
                                                                   1998
                                                               ------------
Deferred tax liabilities --
  Current...................................................       $20
  Long-term.................................................         7
                                                                   ---
          Net deferred income tax liabilities...............       $27
                                                                   ===

8. FINANCIAL INSTRUMENTS:

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and debt. The Company believes that the carrying values of these instruments on the accompanying balance sheet approximates their fair values.

9. COMMITMENTS AND CONTINGENCIES:

  Litigation

     The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  Insurance

     The Company carries a broad range of insurance coverage, including business auto liability, business property liability, workers' compensation, general liability and an umbrella policy.

                           WESTERN DIRECTIONAL, INC.

10. MAJOR CUSTOMERS AND RISK CONCENTRATION:

     The Company had sales greater than 10 percent of total sales to two major customers (comprising approximately 85% and 12% of total sales) during the year ended December 31, 1998. Approximately 97% of trade receivables are due from one of the major customers.

     The Company grants credit, generally without collateral, to its customers, which include publicly traded companies and general contractors. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

11. SUBSEQUENT EVENTS:

  Acquisition of Company

     On March 3, 1999, the Company was acquired by Quanta Services, Inc. and operates as a division of Manuel Bros., Inc. (a wholly-owned subsidiary of Quanta Services, Inc.). In conjunction with this acquisition, third party notes payable of $409,727 were paid in full.

                          INDEPENDENT AUDITOR'S REPORT

To Gem Engineering Co., Inc.

     We have audited the accompanying balance sheet of Gem Engineering Co., Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gem Engineering Co., Inc. December 31, 1998 and the results of its operations and cash flows for the year ended in conformity with generally accepted accounting principles.

                                            Jerry T. Paul
                                            Certified Public Accountant

Houston, Texas
April 28, 1999

                           GEM ENGINEERING CO., INC.

                                 BALANCE SHEET

                                     ASSETS

                                                               DECEMBER 31,    MARCH 31,
                                                                   1998           1999
                                                               ------------   ------------
                                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash and Cash Equivalents.................................    $  384,533     $   38,253
  Accounts Receivable:
  Trade.....................................................     2,247,776      2,679,450
  Retainage.................................................         5,992          5,984
  Employees.................................................           741             35
  Other.....................................................        38,978         38,978
Costs and Estimated Earnings in Excess of Billings on
  Uncompleted Contracts.....................................     2,207,249        904,453
Prepaid Expenses............................................        88,152         72,208
                                                                ----------     ----------
        TOTAL CURRENT ASSETS................................     4,973,421      3,739,361
PROPERTY AND EQUIPMENT:
  Transportation Equipment..................................       122,362         71,807
  Leasehold Improvements....................................        29,944         29,944
  Office Furniture and Equipment............................       286,106        286,106
  Shop Equipment and Tools..................................       114,539        114,539
                                                                ----------     ----------
                                                                   552,951        502,396
Less-Accumulated Depreciation...............................       309,939        304,331
                                                                ----------     ----------
        TOTAL PROPERTY AND EQUIPMENT........................       243,012        198,065
OTHER ASSETS:
  Security Deposits.........................................         2,292          2,092
                                                                ----------     ----------
        TOTAL ASSETS........................................    $5,218,725     $3,939,518
                                                                ==========     ==========

                                       LIABILITIES
CURRENT LIABILITIES:
  Accounts Payable -- Trade.................................    $1,027,222     $  712,260
  Note Payable -- Line of Credit............................            --         20,477
  Current Portion -- Long Term Debt.........................     1,103,986      1,014,111
  Payroll Taxes Payable.....................................         3,310          2,363
  Accrued Expenses..........................................         8,825         14,013
  Due to Affiliates.........................................        80,468          3,880
  Accrued Management Incentives.............................     1,639,427        849,612
  State Taxes Payable.......................................         3,983          3,983
  Deferred State Tax Provision..............................         9,400         11,200
  Billings in Excess of Costs and Estimated Earnings on
    Contracts In Progress...................................       219,523        186,577
                                                                ----------     ----------
        TOTAL CURRENT LIABILITIES...........................     4,096,144      2,818,476
LONG TERM DEBT:
  Notes Payable -- Affiliates...............................     1,098,143      1,008,143
  Note Payable -- Vehicle...................................        16,129         14,715
                                                                ----------     ----------
                                                                 1,114,272      1,022,858
  Less -- Current Portion...................................     1,103,986      1,014,111
                                                                ----------     ----------
        TOTAL LONG TERM DEBT................................        10,286          8,747
OTHER LIABILITIES:
  Deferred State Tax Provision..............................        25,000         25,000
                                                                ----------     ----------
        TOTAL LIABILITIES...................................     4,131,430      2,852,223
                                                                ----------     ----------
STOCKHOLDERS' EQUITY
Common Stock -- Par Value $1, Authorized 10,000 shares;
  Issued and Outstanding 2,000 shares.......................         2,000          2,000
Retained Earnings...........................................     1,085,295      1,085,295
        TOTAL STOCKHOLDERS' EQUITY..........................     1,087,295      1,087,295
                                                                ----------     ----------
        TOTAL LIABILITIES AND STOCKHOLDERS EQUITY...........    $5,218,725     $3,939,518
                                                                ==========     ==========

                 See Accompanying Notes to Financial Statements

                           GEM ENGINEERING CO., INC.

                            STATEMENTS OF OPERATIONS

                                                            FOR THE         FOR THE THREE MONTHS
                                                          YEAR ENDED           ENDED MARCH 31,
                                                       DECEMBER 31, 1998      1998         1999
                                                       -----------------   ----------   ----------
                                                                                 (UNAUDITED)
CONTRACT REVENUE.....................................     $13,662,613      $2,062,638   $4,028,567
COST OF CONSTRUCTION.................................      10,216,186       1,547,849    2,878,247
GROSS PROFIT.........................................       3,446,427         514,789    1,150,320
INDIRECT AND ADMINISTRATIVE
EXPENSES.............................................       3,256,370         533,427    1,125,568
                                                          -----------      ----------   ----------
INCOME (LOSS) FROM OPERATIONS........................         190,057         (18,638)      24,752
OTHER INCOME (EXPENSE):
  Interest Expense...................................        (133,694)         (7,393)     (25,839)
  Interest Income & Other, Net.......................         (56,363)         26,031        1,087
INCOME BEFORE INCOME TAXES...........................              --              --           --
PROVISION FOR INCOME TAXES...........................              --              --           --
                                                          -----------      ----------   ----------
                                                          $        --      $       --   $       --
                                                          ===========      ==========   ==========

                 See accompanying Notes to Financial Statements

                           GEM ENGINEERING CO., INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                        COMMON STOCK
                                                       ---------------    RETAINED
                                                       SHARES   AMOUNT    EARNINGS      TOTAL
                                                       ------   ------   ----------   ----------
BALANCE -- December 31, 1997.........................  2,000    $2,000   $1,085,295   $1,085,295
     Net Income......................................     --        --           --           --
                                                       -----    ------   ----------   ----------
BALANCE -- December 31, 1998.........................  2,000     2,000    1,085,295    1,087,295
     Net Income (Unaudited)..........................     --        --           --           --
                                                       -----    ------   ----------   ----------
BALANCE -- March 31,1999 (Unaudited).................  2,000    $2,000   $1,085,295   $1,087,295
                                                       =====    ======   ==========   ==========

                 See accompanying Notes to Financial Statements

                           GEM ENGINEERING CO., INC.

                            STATEMENTS OF CASH FLOWS

                                                                            FOR THE THREE MONTHS
                                                            FOR THE           ENDED MARCH 31,
                                                          YEAR ENDED       ----------------------
                                                       DECEMBER 31, 1998     1998         1999
                                                       -----------------   ---------   ----------
                                                                                (UNAUDITED)
CASH FLOW FROM OPERATING ACTIVITIES:
  Net Income.........................................     $       --       $      --   $       --
  Adjustments to Reconcile Net Income to Net Cash
     Used In Operating Activities:
     Depreciation....................................         91,772          23,290       21,574
     Gain on Sale of Equipment.......................        (39,505)                       2,293
  Changes in Operating Assets and Liabilities:
     (Increase) Decrease in Assets:
       Accounts Receivable...........................       (803,054)        595,545     (430,960)
       Underbillings.................................       (633,435)       (939,437)   1,302,796
       Prepaid Expenses..............................         37,972          29,336       15,944
       Other Assets..................................           (202)                         200
     Increase (Decrease) in Liabilities:
       Accounts Payable..............................       (592,845)       (210,218)    (314,962)
       Due to Affiliate..............................       (150,116)         76,358      (76,588)
       Overbillings..................................        108,445          12,860      (32,946)
       Accrued Expenses..............................        (12,095)        (84,631)       5,188
       Provision for State Income Taxes..............            590                        1,800
       Accrued Salaries..............................      1,479,554         252,777     (789,815)
       Payroll Taxes Payable.........................            776              57         (947)
                                                          ----------       ---------   ----------
NET CASH USED BY OPERATING ACTIVITIES................     $ (512,143)       (244,063)    (296,423)
CASH FLOW FROM INVESTING ACTIVITIES:
  Purchase of Property and Equipment.................       (104,043)        (78,056)
  Proceeds from Sale of Equipment....................         56,159                       21,080
                                                          ----------       ---------   ----------
NET CASH PROVIDED BY INVESTING ACTIVITIES............        (47,884)        (78,056)      21,080
CASH FLOW FROM FINANCIAL ACTIVITIES:
  Loans From Affiliates..............................      1,091,635                      (90,000)
  Advances on Line of Credit-Net.....................       (333,594)        232,306       20,477
  Repayments of Vehicle Notes........................         (5,346)         (1,299)      (1,414)
                                                          ----------       ---------   ----------
NET CASH FLOW PROVIDED BY FINANCIAL ACTIVITIES.......        752,696         231,007       70,937
                                                          ----------       ---------   ----------
INCREASE (DECREASE) IN CASH..........................     $  192,669         (91,112)    (346,280)
CASH AT BEGINNING OF PERIOD..........................        191,864         191,864      384,533
                                                          ----------       ---------   ----------
CASH AT END OF PERIOD................................     $  384,533       $ 100,752   $   38,253
                                                          ==========       =========   ==========
SUPPLEMENTARY INFORMATION:
CASH PAID DURING THE YEAR FOR:
  Interest...........................................     $  133,694       $   7,393   $   25,838
NONCASH FINANCING ACTIVITIES:
  Intercompany Debt Incurred for Equipment
     Purchases.......................................         77,000              --           --

                 See accompanying Notes to Financial Statements

                           GEM ENGINEERING CO., INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following items comprise the significant accounting policies of the Company. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. The policies reflect industry practices and conform to generally accepted accounting principles.

  Business Activity

     The Company is engaged in the design, engineering, and construction management of communication towers throughout the United States. The Company is headquartered in Houston, Texas.

  Interim Financial Information

     The unaudited interim financial statements have been prepared pursuant to the rules of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures, normally included in annual financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim consolidated financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results of the entire fiscal year.

  Use of Estimates

     Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

  Property and Equipment

     Property and equipment are carried at cost. Provisions for depreciation are calculated using the straight-line method. Maintenance and repairs are charged to operations when incurred. Betterment and renewals are capitalized. When property and equipment are sold otherwise or disposed of, the asset account and related accumulated depreciation accounts are reduced, and any gain or loss is included in operations. Depreciation expense for the year ended December 31, 1998 was $91,772.

  Operating Cycle

     The Company's "operating cycle" is the length of each individual contract. Therefore, the accounts and retainage receivable and payable related to contracts and the future taxes related to income earned on the contracts in progress are treated as current items.

  Comparative Statements

     The Company experiences significant changes in timing, size and type of jobs from year to year. Because of the effect of such differences on the balance sheet and the statement of operations and changes in financial position, comparative statements would not be completely valid without additional explanations which would detract from the clarity of the financial report. Therefore, comparative statements have not been included in this report.

                           GEM ENGINEERING CO., INC.

  Revenues and Cost

     The Company recognizes revenues from fixed-price and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

     Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charges to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

     The assets, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

  Income Taxes

     The shareholders of Gem Engineering Co., Inc. have elected to be taxed under Subchapter S of the Internal Revenue Code. Subchapter S taxes the shareholders of the corporation individually on their proportionate share of the corporation's income.

     The Company recognizes revenue on lump sum contracts on the percentage of completion method of accounting for financial statement purposes and federal income tax purposes. The Company has elected to convert from the cash basis of accounting to the percentage of completion method as of January 1, 1997. The Company will recognize the accumulated difference in the accounting methods at January 1, 1997 of $1,517,598 over the next six years.

  Cash and Cash Equivalents

     Amounts included in cash and cash equivalents include cash on hand, unrestricted cash deposits with banks, investments in money market mutual funds, and short term (three months or less) securities of governmental agencies.

2 -- ACCOUNTS RECEIVABLE

     An aging of the accounts receivable of the Company at December 31, 1998 is as follows:

Current.................................................   $1,231,919
Over 30 days............................................      597,546
Over 60 days............................................      340,425
Over 90 days............................................       77,886
                                                           ----------
                                                           $2,247,776
                                                           ==========

     The accounts receivable are pledged as security for the line of credit loan. In management's opinion, an allowance for doubtful accounts is not deemed necessary.

                           GEM ENGINEERING CO., INC.

     During the year ended December 31, 1998, management wrote off as bad debts $122,783 relating to prior year sales. The Company is currently pursuing collection of these amounts even though they have been written off due to their current inactivity.

3 -- CONTRACTS IN PROGRESS

     Information with respect to contracts in progress at December 31, 1998 follows:

Expenditures on uncompleted contract jobs...................   $7,623,595
Recognized profits thereon..................................    1,860,142
                                                               ----------
                                                                9,483,737
Less-Advance billings applicable thereto....................    7,496,011
                                                               ----------
                                                               $1,987,726
                                                               ==========

     Included in the accompanying balance sheets at December 31, 1998 under the following caption:

Costs and estimated earnings in excess of billings on
contracts in progress.......................................   $2,207,249
Billings in excess of costs and estimated earnings on
  contracts in progress.....................................      219,523
                                                               ----------
                                                               $1,987,726
                                                               ==========

4 -- INCOME TAXES

     As discussed in Note 1, the Company's shareholders elected to be taxed as a Subchapter S Corporation. Subchapter S taxes the shareholders individually on their proportionate share of the corporation's net income. Due to various timing differences, income is recognized in different periods for tax reporting purposes than for financial statement purposes. The shareholders taxable income for the year ended December 31, 1998 will be as follows:

Income before income tax effects.....................................   $      --
Amortization of deferred cash basis adjustment.......................     252,933
                                                                        ---------
                                                                          252,933
Depreciation Adjustment:
  Book depreciation.........................................  $91,772
  Tax depreciation..........................................   88,377   $   3,395
                                                              -------
Basis difference on sale of assets...................................       5,251
State tax provision..................................................       1,400
Management incentives accrued (net)..................................    (140,355)
Other reconciling items..............................................         784
                                                                        ---------
Shareholders' taxable income.........................................   $ 123,408
                                                                        =========

                           GEM ENGINEERING CO., INC.

     The Company's retained earnings is composed of the following at December 31, 1998:

Retained earnings recognized for tax purposes in prior
years:
  Pre-election accumulation.................................  $    None
  Post S election accumulation..............................    (69,860)  $  (69,860)
                                                              ---------
Retained earnings recognized as income in the current year.............      122,627
Distributions to shareholders from current earnings....................         None
Retained earnings representing income not yet recognized for tax
  purposes.............................................................    1,032,528
                                                                          ----------
Total retained earnings per financial statements at December 31,
  1998.................................................................   $1,085,295
                                                                          ==========
Timing differences at year end are composed of the
  following:
  Deferred "cash basis" income.........................................   $1,011,732
  Tax depreciation in excess of book depreciation......................       74,714
  Provision for State Income Taxes.....................................      (34,400)
  Accrued management incentives........................................      (19,518)
                                                                          ----------
                                                                          $1,032,528
                                                                          ==========

5 -- REVOLVING LINE OF CREDIT

     The Company has a line of credit with Merrill Lynch Business Financial Services, Inc. in the amount of $2,000,000, with an expiration date of July 31, 2000. The line is secured by a first lien on all of the business assets of the Company, and a personal guarantee of the shareholders of the company. The line bears interest at 2.65% above the "30-day Dealer Commercial Paper Rate" reported in the Wall Street Journal. The Company can borrow up to 80% of its accounts receivable less than 90 days old, and not due from an affiliated person or entity, or $2,000,000, whichever is less. At December 31, 1998, the Company did not have an outstanding loan balance on the line.

     The line requires the Company have a "tangible net worth" in excess of $1,000,000 and that the shareholders of the Company maintain personal liquidity of cash and unencumbered marketable securities in excess of $1,000,000. The Company is also required to maintain certain financial ratios during the term of the loan.

6 -- RELATED PARTY TRANSACTIONS

     The shareholders of the Company (Gem) also own two other companies, Communications Construction Incorporated (CCI) and Tower Erection Construction Co., Inc. (TEC).

     Until 1997, CCI subcontracted tower communication work from Gem. CCI is not presently performing any construction work and has loaned Gem $894,991 on an unsecured basis with interest payable at 8.5%. Total interest paid CCI for 1998 was $66,483. In addition, $66,483 was owed to CCI as a result of intercompany transactions including $34,640 for purchase of CCI's fixed assets during the year.

     TEC also subcontracted with Gem until 1997 for tower erection work. The Company was inactive until November, 1998 when operations were restarted. For the period ended December 31, 1998, intercompany subcontracting costs with TEC were $30,534. TEC also loaned Gem $410,642 during the year on an unsecured basis with interest payable at 8.5%. The balance on the loan at December 31, 1998 was $205,152 and interest paid for 1998 was $27,804. In addition, $13,985 was owed to TEC as a result of intercompany transactions including $43,440 for purchase of TEC's fixed assets during the year.

                           GEM ENGINEERING CO., INC.

7 -- CONCENTRATION OF CREDIT RISK

     The Company maintains cash deposits with a bank and one money market mutual fund. Funds on deposit with mutual funds are not insured in the case of the failure of any of the underlying financial instruments. At various times during the year the company had amounts on deposit with its banks in excess of the Federal Deposit Insurance Corporation limits of $100,000, such deposits would be unprotected in the case of a failure of the banking institution.

     Accounts receivable of the Company at December 31, 1998 are concentrated in the following categories:

CATEGORY                                                    % OF TOTAL
--------                                                    ----------
Agencies of the State of Kansas...........................     22%
National communications companies.........................     72%

8 -- PROFIT SHARING PLAN

     The Company terminated its profit sharing plan during the year. The Company elected not to make a contribution to the plan for the year ended December 31, 1998.

9 -- NOTE PAYABLE -- INSTALLMENT

     The Company was liable for the following notes payable at December 31, 1998:

                                                         MATURITY   INTEREST   MONTHLY
LENDER                                      COLLATERAL     DATE       RATE     PAYMENT     AMOUNT
------                                      ----------   --------   --------   -------   ----------
Frost National Bank.......................  Vehicle        7/01      8.50%      $582     $   16,129
Communications Construction, Inc. ........  Unsecured      2/99      8.50%                  894,991
Tower Erection Company....................  Unsecured      1/99      8.50%                  203,152
                                                                                         ----------
                                                                                         $1,114,272
                                                                                         ==========

     Maturities of these notes as of December 31, 1998 are as follows:

December 31, 1999........................................  $1,103,986
December 31, 2000........................................       6,359
December 31, 2001........................................       3,927
                                                           ----------
                                                           $1,114,272
                                                           ==========

10 -- LEASE OBLIGATIONS

     The Company leases some office facilities from its stockholders at a monthly rental of $3,000 per month under a year lease that expires February 29, 2000. Lease expense for 1998 was $30,000. The Company also leases some additional office facilities with a base monthly rental of $2,093 under a three-year lease that expires March 1, 2000. Rent expense for 1998 was $25,116. In addition, the Company has entered into a non-cancellable lease agreement for pickup trucks under a two-year agreement expiring in July, 1999. Rent expense for 1998 was $15,400.

     The following is a schedule by years of future minimum rentals under leases at December 31, 1998.

YEAR                                                         AMOUNT
----                                                         -------
1999.......................................................  $70,400
2000.......................................................   10,185
                                                             -------
                                                             $80,585
                                                             =======

                           GEM ENGINEERING CO., INC.

11 -- CONTINGENCIES

     The Company generally warrants its work to the owners of its completed work for a period of one year. No allowance for warranty expense is provided, as historically, this expense has been immaterial and charged to expense as incurred.

     Contract payments on several jobs for the government have been reduced for possible assessment of liquidating damages. In the opinion of management, the government has no basis for the assessment when in fact the Company's claims for additional reimbursement far exceed the liquidating damages which does not include claims in revenues until the Company realization is probable and the amount can be reliably estimated. The attorney representing the Company on these claims has been engaged on a contingency fee arrangement so the Company should not incur any legal cost in the pursuit of these claims.

     During the year the Company settled its lawsuit with Sherwin-Williams that was filed on March 17, 1997. The suit alleged that Gem's subcontractor failed to pay for paint delivered at the Jim Creek Naval Project. The suit was filed as a Miller Act claim against Gem's bonding company. Gem was not a party, but contractually agreed to indemnify the bonding company. The Company was unsuccessful on its defense and incurred legal and settlement costs of $271,214, which are included in indirect and administrative expenses for the year ended December 31, 1998.

     Gem also incurred $103,170 in costs during the year to correct work performed by one of its subcontractors, involving a communication tower for the Kansas Department of Transportation. The tower suffered structural damage as a result of improper installation, and the Company corrected the problem and elected to avoid litigation with the subcontractor or its insurance company.

12 -- SUBSEQUENT EVENT TO AUDITOR'S REPORT (UNAUDITED)

     On May 28, 1999, the Company was acquired by Quanta Services, Inc. The Company intends to lease certain property from the Company's shareholder subsequent to the sale.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To W.C. Communications, Inc.:

We have audited the accompanying balance sheet of W.C. Communications, Inc., a California Subchapter S Corporation, as of December 31, 1998, and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W.C. Communications, Inc., as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
October 8, 1999

                           W.C. COMMUNICATIONS, INC.

                                 BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                     ASSETS

                                                              DECEMBER 31,    MARCH 31,
                                                                  1998          1999
                                                              ------------   -----------
                                                                             (UNAUDITED)
CURRENT ASSETS:
  Cash......................................................     $  236        $  374
  Accounts receivable.......................................      2,060         2,360
  Due from stockholder......................................        246           262
  Prepaid expenses and other current assets.................         78           135
                                                                 ------        ------
          Total current assets..............................      2,620         3,131
PROPERTY AND EQUIPMENT, net.................................      1,183         1,284
OTHER ASSETS................................................         13             6
                                                                 ------        ------
          Total assets......................................     $3,816        $4,421
                                                                 ======        ======

                          LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term obligations...............     $  344        $  381
  Accounts payable and accrued liabilities..................        486           632
                                                                 ------        ------
          Total current liabilities.........................        830         1,013
LONG-TERM OBLIGATIONS, net of current maturities............        356           433
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
  Common stock, no par value, 2,500 shares authorized, 1,000
     shares issued and outstanding..........................         --            --
  Additional paid-in capital................................         10            10
  Retained earnings.........................................      2,620         2,965
                                                                 ------        ------
          Total stockholder's equity........................      2,630         2,975
                                                                 ------        ------
          Total liabilities and stockholder's equity........     $3,816        $4,421
                                                                 ======        ======

   The accompanying notes are an integral part of these financial statements.

                           W.C. COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                              THREE MONTHS
                                                               YEAR ENDED    ENDED MARCH 31,
                                                              DECEMBER 31,   ---------------
                                                                  1998        1998     1999
                                                              ------------   ------   ------
                                                                               (UNAUDITED)
REVENUES....................................................     $9,084      $1,412   $2,989
COSTS OF SERVICES, including depreciation...................      6,672       1,156    2,299
                                                                 ------      ------   ------
          Gross profit......................................      2,412         256      690
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................        986         142      329
                                                                 ------      ------   ------
          Income from operations............................      1,426         114      361
                                                                 ------      ------   ------
OTHER INCOME (EXPENSE):
  Interest expense..........................................        (23)         (3)     (17)
  Interest income and other, net............................          2           3        1
                                                                 ------      ------   ------
          Other expense, net................................        (21)         --      (16)
                                                                 ------      ------   ------
NET INCOME..................................................     $1,405      $  114   $  345
                                                                 ======      ======   ======

   The accompanying notes are an integral part of these financial statements.

                           W.C. COMMUNICATIONS, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                    COMMON STOCK     ADDITIONAL
                                                   ---------------    PAID-IN     RETAINED
                                                   SHARES   AMOUNT    CAPITAL     EARNINGS   TOTAL
                                                   ------   ------   ----------   --------   ------
BALANCE, December 31, 1997.......................  1,000     $ --       $10        $1,515    $1,525
  Net income.....................................     --       --        --         1,405     1,405
  Distributions to stockholder...................     --       --        --          (300)     (300)
                                                   -----     ----       ---        ------    ------
BALANCE, December 31, 1998.......................  1,000       --        10         2,620     2,630
  Net income (unaudited).........................     --       --        --           345       345
                                                   -----     ----       ---        ------    ------
BALANCE, March 31, 1999 (unaudited)..............  1,000     $ --       $10        $2,965    $2,975
                                                   =====     ====       ===        ======    ======

   The accompanying notes are an integral part of these financial statements.

                           W.C. COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                             THREE MONTHS
                                                                                 ENDED
                                                               YEAR ENDED      MARCH 31,
                                                              DECEMBER 31,   -------------
                                                                  1998       1998    1999
                                                              ------------   -----   -----
                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................    $ 1,405      $ 114   $ 345
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Depreciation and amortization..........................        279         71      80
  Changes in operating assets and liabilities, net of
     noncash transactions --
     Accounts receivable....................................     (1,008)      (203)   (300)
     Prepaid expenses and other current assets..............         11         48     (57)
     Other assets...........................................        (12)        (1)      7
     Accounts payable and accrued liabilities...............        176        (17)    146
                                                                -------      -----   -----
          Net cash provided by operating activities.........        851         12     221
                                                                -------      -----   -----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................       (353)       (51)    (16)
                                                                -------      -----   -----
          Net cash used in investing activities.............       (353)       (51)    (16)
                                                                -------      -----   -----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term obligations...........        340         --     200
  Principal payments on long-term obligations...............       (199)        (8)   (251)
  Distributions to stockholder..............................       (300)        --      --
  Due from stockholder......................................       (246)        --     (16)
                                                                -------      -----   -----
          Net cash used in financing activities.............       (405)        (8)    (67)
                                                                -------      -----   -----
NET INCREASE (DECREASE) IN CASH.............................         93        (47)    138
CASH, beginning of period...................................        143        143     236
                                                                -------      -----   -----
CASH, end of period.........................................    $   236      $  96   $ 374
                                                                =======      =====   =====
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..................    $    12      $   3   $  10
                                                                =======      =====   =====
SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
  Property and equipment acquired with notes payable........    $   478      $ 103   $ 165
                                                                =======      =====   =====

   The accompanying notes are an integral part of these financial statements.

                           W.C. COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. BUSINESS AND ORGANIZATION

     W.C. Communications, Inc. (W.C. or the Company), a California Subchapter S Corporation, is primarily engaged in the installation of fiber optic lines and cables for the broadband industry in the continental United States. The Company performs a majority of its contract work under unit-price contracts, with contract terms generally ranging from three to 12 months.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Interim Financial Information

     The unaudited interim financial statements have been prepared pursuant to the rules of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures, normally included in annual financial statements prepared in accordance with generally accepted accounting principles, have been omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results of the entire year.

  Accounts Receivable and Allowance for Doubtful Accounts

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer deemed probable. As of December 31, 1998, management estimates all accounts to be collectible.

  Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense was $279 for the year ended December 31, 1998.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  Revenue Recognition

     The Company recognizes revenue when services are performed under unit-priced contracts. Such contracts generally provide that the customer accept completion of progress to date and compensate the Company for services which have been rendered, measured typically in terms of units installed, hours expended or some other measure of progress. Contract costs include all direct material, labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in customer contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience

                           W.C. COMMUNICATIONS, INC.

with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  Fair Value of Financial Instruments

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and long-term obligations. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

  Warranty Costs

     For certain contracts, the Company warrants labor for the first year after completion of the contract. An accrual for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

  Income Taxes

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their shares of the Company's taxable earnings or losses in their personal tax returns. The Company terminated its S Corporation status concurrently with the effective date of its acquisition by Quanta Services, Inc. (see Note 8).

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

     Accounts receivable at December 31, 1998, consists of the following:

Trade.......................................................  $1,709
Retainage...................................................     351
                                                              ------
                                                              $2,060
                                                              ======

     Property and equipment at December 31, 1998, consists of the following:

                                                               ESTIMATED
                                                              USEFUL LIVES
                                                                IN YEARS
                                                              ------------
Operating equipment and vehicles............................      5-7        $1,615
Office equipment, furniture and fixtures....................      5-7            49
                                                                             ------
                                                                              1,664
Less -- Accumulated depreciation............................                   (543)
                                                                             ------
          Property and equipment, net.......................                 $1,121
                                                                             ======

                           W.C. COMMUNICATIONS, INC.

     Accounts payable and accrued liabilities at December 31, 1998, consist of the following:

Trade accounts payable......................................  $292
Accrued compensation and benefits...........................   170
Other accrued liabilities...................................    24
                                                              ----
                                                              $486
                                                              ====

4. LINE OF CREDIT AND LONG-TERM OBLIGATIONS

     The Company's line of credit and long-term obligations at December 31, 1998, consisted of the following:

Line of credit with a bank with total borrowing capacity of
$200, variable interest at prime rate plus 1.50% (9.25% at
December 31, 1998), interest only payable monthly, maturing
November 1999...............................................  $200
Notes payable to various financial institutions, interest
  ranging from 11.90% to 19.00%, secured by certain vehicles and equipment, due in monthly installments, maturing at
  various dates through February 2003.......................   436
Capital leases..............................................    64
                                                              ----
                                                               700
Less -- Current maturities..................................  (344)
                                                              ----
          Total long-term obligations.......................  $356
                                                              ====

     The line of credit and notes payable to various financial institutions are subject to certain financial reporting and financial ratio requirements. At December 31, 1998, the Company was in compliance with all debt covenants.

     The maturities of long-term obligations, excluding capital leases, for the following five years as of December 31, 1998, are as follows:

Year ending December 31 --
  1999......................................................   $317
  2000......................................................    127
  2001......................................................    129
  2002......................................................     60
  2003......................................................      3
                                                               ----
                                                               $636
                                                               ====

                           W.C. COMMUNICATIONS, INC.

     The Company leases certain buildings and equipment under noncancelable lease agreements. The following schedule shows the future minimum lease payments under these leases as of December 31, 1998:

                                                              CAPITAL   OPERATING
                                                              LEASES     LEASES
                                                              -------   ---------
Year ending December 31 --
  1999......................................................   $ 34      $  180
  2000......................................................     35         180
  2001......................................................      6         180
  2002......................................................     --         180
  2003......................................................     --         180
  Thereafter................................................     --         540
                                                               ----      ------
          Total minimum lease payments......................     75      $1,440
                                                                         ======
Less -- Amounts representing interest.......................    (11)
                                                               ----
          Present value of minimum lease payments...........     64
Less -- Current portion.....................................    (27)
                                                               ----
          Long-term obligation..............................   $ 37
                                                               ====

     Rent expense for the year ended December 31, 1998, was $309. Assets under capital leases are included as part of property and equipment.

5. MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

     During 1998, the Company had sales greater than 10 percent of total sales to three customers, which accounted for 42 percent, 23 percent and 18 percent, respectively, of the Company's revenues. Approximately 38 percent, 26 percent and 2 percent of trade and retainage receivables at December 31, 1998, are due from each of these customers, respectively.

     The Company grants credit, generally without collateral, to its customers, which include real estate operators, general contractors and state and regulatory agencies located throughout the continental United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within these areas. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

6. RELATED-PARTY TRANSACTIONS

     During 1998, a receivable to the sole stockholder was recorded. The receivable balance at December 31, 1998, was $246 and was paid off in June 1999.

7. COMMITMENTS AND CONTINGENCIES

  Litigation

     The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

8. SUBSEQUENT EVENT

     In June 1999, the Company was acquired by Quanta Services, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To North Sky Communications and Affiliates:

We have audited the accompanying combined balance sheet of North Sky Communications and affiliates (the Company), as of December 31, 1998 and the related combined statements of income and stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of North Sky Communications and affiliates as of December 31, 1998 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Portland, Oregon
July 9, 1999

                    NORTH SKY COMMUNICATIONS AND AFFILIATES

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31,    JUNE 30,
                                                                  1998          1999
                                                              ------------   -----------
                                                                             (UNAUDITED)
CURRENT ASSETS:
  Cash......................................................   $  431,200    $  827,959
  Accounts receivable --
     Trade..................................................    2,552,950     5,020,728
     Retainage..............................................      455,112       360,443
  Other current assets......................................       76,497       145,027
                                                               ----------    ----------
          Total current assets..............................    3,515,759     6,354,157
PROPERTY AND EQUIPMENT, net.................................    1,679,372     2,218,280
                                                               ----------    ----------
          Total assets......................................   $5,195,131    $8,572,437
                                                               ==========    ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term obligations...............   $  466,237    $  616,243
  Accounts payable..........................................      626,345       972,592
  Accrued payroll and related liabilities...................      289,581       467,306
  Accrued liabilities.......................................       42,711        54,860
  Notes payable, related party..............................    1,214,185     1,055,585
                                                               ----------    ----------
          Total current liabilities.........................    2,639,059     3,166,586
LONG-TERM OBLIGATIONS, net of current maturities............      657,700       882,275
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Sky Antenna Systems, Inc. common stock, $1 par value,
     50,000 shares authorized, 14,512 shares issued and
     outstanding............................................       14,512        14,512
  North Pacific Utility Contractors, Inc. common stock,
     $.001 par value, 100,000 shares authorized, 20,000
     shares issued and outstanding..........................           20            20
  Sky Antenna Systems, Inc. additional paid-in capital......       39,283        39,283
  North Pacific Utility Contractors, Inc. additional paid-in
     capital................................................          980           980
  Retained earnings.........................................    1,843,577     4,468,781
                                                               ----------    ----------
          Total stockholders' equity........................    1,898,372     4,523,576
                                                               ----------    ----------
          Total liabilities and stockholders' equity........   $5,195,131    $8,572,437
                                                               ==========    ==========

 The accompanying notes are an integral part of these combined balance sheets.

                    NORTH SKY COMMUNICATIONS AND AFFILIATES

                         COMBINED STATEMENTS OF INCOME

                                                                        SIX MONTHS   SIX MONTHS
                                                          YEAR ENDED      ENDED         ENDED
                                                         DECEMBER 31,    JUNE 30,     JUNE 30,
                                                             1998          1998         1999
                                                         ------------   ----------   -----------
                                                                              (UNAUDITED)
REVENUES...............................................  $14,562,355    $6,180,316   $11,183,456
COST OF SERVICES, including depreciation...............    9,876,898     4,069,525     7,899,853
                                                         -----------    ----------   -----------
          Gross profit.................................    4,685,457     2,110,791     3,283,603
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...........    4,446,666     1,910,451       619,172
                                                         -----------    ----------   -----------
          Income from operations.......................      238,791       200,340     2,664,431
                                                         -----------    ----------   -----------
OTHER INCOME (EXPENSE):
  Interest expense.....................................     (107,600)      (28,830)      (56,578)
  Interest income......................................      151,750        42,844         7,914
  Other income (expense), net..........................         (390)        5,752         9,437
                                                         -----------    ----------   -----------
          Other income (expense), net..................       43,760        19,766       (39,227)
                                                         -----------    ----------   -----------
NET INCOME.............................................  $   282,551    $  220,106   $ 2,625,204
                                                         ===========    ==========   ===========

   The accompanying notes are an integral part of these combined statements.

                    NORTH SKY COMMUNICATIONS AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                           COMMON STOCK
                               ------------------------------------
                                                    NORTH PACIFIC        ADDITIONAL PAID-IN CAPITAL
                                 SKY ANTENNA           UTILITY        ---------------------------------
                                SYSTEMS, INC.     CONTRACTORS, INC.                     NORTH PACIFIC
                               ----------------   -----------------    SKY ANTENNA         UTILITY         RETAINED
                               SHARES   AMOUNT    SHARES    AMOUNT    SYSTEMS, INC.   CONTRACTORS, INC.    EARNINGS      TOTAL
                               ------   -------   -------   -------   -------------   -----------------   ----------   ----------
BALANCE, December 31, 1997...  14,512   $14,512   20,000      $20        $39,283            $980          $1,561,026   $1,615,821
  Net income.................      --        --       --       --             --              --             282,551      282,551
                               ------   -------   ------      ---        -------            ----          ----------   ----------
BALANCE, December 31, 1998...  14,512    14,512   20,000       20         39,283             980           1,843,577    1,898,372
  Net income (unaudited).....      --        --       --       --             --              --           2,625,204    2,625,204
                               ------   -------   ------      ---        -------            ----          ----------   ----------
BALANCE, June 30, 1999
  (unaudited)................  14,512   $14,512   20,000      $20        $39,283            $980          $4,468,781   $4,523,576
                               ======   =======   ======      ===        =======            ====          ==========   ==========

   The accompanying notes are an integral part of these combined statements.

                    NORTH SKY COMMUNICATIONS AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                        SIX MONTHS   SIX MONTHS
                                                          YEAR ENDED      ENDED         ENDED
                                                         DECEMBER 31,    JUNE 30,     JUNE 30,
                                                             1998          1998         1999
                                                         ------------   ----------   -----------
                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...........................................  $   282,551    $  220,106   $ 2,625,204
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization expense.............      512,746       223,500       305,796
  Changes in operating assets and liabilities --
     Accounts receivable...............................   (1,198,719)     (334,656)   (2,373,109)
     Other current assets..............................       34,747       (29,821)      (68,530)
     Accounts payable..................................      415,101       115,883       346,247
     Accrued payroll and related liabilities...........       42,860     1,467,340       177,725
     Accrued liabilities...............................       10,857        (1,587)       12,149
                                                         -----------    ----------   -----------
          Net cash provided by operating activities....      100,143     1,660,765     1,025,482
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment..................     (842,483)     (234,877)     (844,704)
                                                         -----------    ----------   -----------
          Net cash used in investing activities........     (842,483)     (234,877)     (844,704)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term obligations......      773,630       277,569       656,567
  Principal payments on long-term obligations..........     (380,387)     (174,967)     (281,986)
  Increase (decrease) in notes payable, related
     party.............................................      548,527      (567,854)     (158,600)
                                                         -----------    ----------   -----------
          Net cash provided by (used in) financing
            activities.................................      941,770      (465,252)      215,981
                                                         -----------    ----------   -----------
NET INCREASE IN CASH...................................      199,430       960,636       396,759
CASH, beginning of period..............................      231,770       231,770       431,200
                                                         -----------    ----------   -----------
CASH, end of period....................................  $   431,200    $1,192,406   $   827,959
                                                         ===========    ==========   ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for interest.............  $   107,600    $   28,830   $    56,578
NONCASH TRANSACTIONS:
  Net book value of property and equipment traded in
     for new property and equipment....................       48,152            --            --

   The accompanying notes are an integral part of these combined statements.

                    NORTH SKY COMMUNICATIONS AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. BUSINESS AND ORGANIZATION

     North Sky Communications (North Sky) was established in 1990 as a joint venture between North Pacific Utility Contractors, Inc. (North Pacific) and Sky Antenna Systems, Inc. (Sky Antenna), to enter into contracts for the construction, repair, maintenance and extension of cable, both aerial and underground. North Sky, North Pacific and Sky Antenna are collectively referred to as North Sky Communications and affiliates (the Company). The Company operates in one segment primarily in Oregon, Washington, California and Nevada. A majority of the Company's contract work is under unit-price contracts.

     The allocation of joint venture income or loss and distribution of cash flow is shared equally between North Pacific and Sky Antenna in accordance with the Joint Venture Agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The combined financial statements include the accounts of North Sky, North Pacific and Sky Antenna, which are under common ownership. Because of the common ownership and significant transactions between North Sky and the two corporations, combined financial statements are presented. All significant intercompany accounts and transactions have been eliminated.

  Interim Financial Information

     The unaudited interim financial statements have been prepared pursuant to the rules of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures, normally included in annual financial statements prepared in accordance with generally accepted accounting principles, have been omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustment necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results of the entire year.

  Accounts Receivable and Allowance for Doubtful Accounts

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer deemed probable. As of December 31, 1998, there was no allowance for doubtful accounts.

  Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the lease term or the estimated useful life of the asset. Depreciation and amortization expense was $512,746 for the year ended December 31, 1998.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of income.

                    NORTH SKY COMMUNICATIONS AND AFFILIATES

  Revenue Recognition

     Generally, the terms of the Company's contracts are on a unit price basis, whereby payment is made based upon the units of work performed. The Company recognizes revenue on these contracts when services are performed. Occasionally, the Company will perform work under a fixed price or cost plus fee contracts. Revenues from such contracts are recognized under the percentage-of-completion method, measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material, labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in certain contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts, the retention balance at the balance sheet date will be collected within the subsequent fiscal year.

  Fair Value of Financial Instruments

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and long-term obligations. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

  Income Taxes

     North Sky is a joint venture and is taxed as a partnership under the Internal Revenue Code. North Pacific and Sky Antenna have elected to file U.S. federal and state taxes pursuant to Subchapter "S" of the Internal Revenue Code. Thus, U.S. federal and state income taxes become the responsibility of the shareholders.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1998, consists of the following:

                                                            ESTIMATED USEFUL
                                                             LIVES IN YEARS
                                                            ----------------
Transportation equipment..................................      5              $2,219,802
Machinery and equipment...................................     5-7              1,449,580
Office furniture and computer equipment...................     3-5                 59,757
Leasehold improvements....................................      5                  43,108
                                                                               ----------
                                                                                3,772,247
Less -- Accumulated depreciation and amortization.........                     (2,092,875)
                                                                               ----------
          Property and equipment, net.....................                     $1,679,372
                                                                               ==========

                    NORTH SKY COMMUNICATIONS AND AFFILIATES

4. LONG-TERM OBLIGATIONS

     The Company's long-term obligations at December 31, 1998, consisted of the following:

Various notes payable with a bank; interest rates range from
8.28% to 8.90%; each note is payable in 36 equal monthly
installments; maturity dates range from 12/00 to 12/01;
secured by vehicles and equipment...........................  $  846,271
Various notes payable with a financing company; interest
  rates range from 6.90% to 9.00%; monthly principal and
  interest payments; maturity dates range from 5/99 to
  12/01; secured by vehicles and equipment..................     199,463
Various notes payable with a financing company; interest
  rates range from 8.00% to 9.25%; monthly principal and
  interest payments; maturity dates range from 1/99 to 7/01;
  secured by vehicles.......................................      78,203
                                                              ----------
                                                               1,123,937
Less -- Current maturities..................................    (466,237)
                                                              ----------
          Total long-term obligations.......................  $  657,700
                                                              ==========

     Maturities of long-term obligations as of December 31, 1998, are as follows:

                       YEAR ENDING
                      DECEMBER 31,
                      ------------
1999.....................................................  $  466,237
2000.....................................................     456,944
2001.....................................................     200,756
                                                           ----------
                                                           $1,123,937
                                                           ==========

5. NOTES PAYABLE, RELATED PARTY

     Sky Antenna has a note payable to its sole shareholder of $641,685. North Pacific has a note payable to its sole shareholder of $572,500. These notes bear no interest, are due on demand and have been classified as current on the accompanying combined balance sheet as of December 31, 1998. These notes represent salaries due to the shareholders and were issued on December 31, 1998 (see Note 9).

6. MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

     The Company's operations vary with the general economic conditions of the telecommunication and cable industry. Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of trade accounts receivable. During 1998, the Company had one customer who accounted for 57% of the Company's revenues. This same customer represented $1,773,686 or 59% of the Company's accounts receivable as of December 31, 1998.

                    NORTH SKY COMMUNICATIONS AND AFFILIATES

7. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company leases certain equipment under long-term operating lease agreements, which expire in various years through 2001. Rent expense for the year ended December 31, 1998, was $217,103. The minimum lease payments for operating leases in future years are as follows:

YEAR ENDING
DECEMBER 31,
------------
1999....................................................    $144,812
2000....................................................      98,189
2001....................................................      33,385
                                                            --------
                                                            $276,386
                                                            ========

  Litigation

     The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position.

  Insurance

     The Company carries a broad range of premium-based insurance coverage, including workers' compensation, business auto liability, general liability and an umbrella policy.

  Performance Bonds

     Occasionally, the Company is required to provide performance bonds in connection with its contract commitments, which are personally guaranteed by the partners of the Company.

8. DISTRIBUTIONS/COMPENSATION

     During the year ended December 31, 1998, North Sky made cash distributions of $1,543,633 to Sky Antenna and $1,540,416 to North Pacific. These distributions were eliminated in the combined financial statements.

     Sky Antenna and North Pacific individually expensed $1,800,000 for salaries to the shareholders for the year ended December 31, 1998.

9. SUBSEQUENT EVENT (UNAUDITED)

     Effective July 1, 1999, the Company was acquired by Quanta Services, Inc. (Quanta). The related party notes payable were paid off by Quanta. After the acquisition, North Sky, North Pacific and Sky Antenna were dissolved and a new company was formed under Quanta. There were no material contingencies remaining from the acquisition.

                          INDEPENDENT AUDITORS' REPORT

To Crown Fiber Communications, Inc.:

     We have audited the accompanying balance sheet of Crown Fiber Communications, Inc. (an S corporation) as of December 31, 1998, and the related statements of income and shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the management of Crown Fiber Communications, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crown Fiber Communications, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                     Babush, Neiman, Kornman & Johnson, LLP

Atlanta, Georgia
July 30, 1999

                        CROWN FIBER COMMUNICATIONS, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31,    JUNE 30,
                                                                  1998          1999
                                                              ------------   -----------
                                                                             (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents.................................   $1,352,389    $ 2,748,774
  Accounts receivable -- trade..............................    2,602,680      6,307,470
  Accounts receivable -- other..............................       23,500             --
  Note receivable...........................................       27,499             --
  Employee advances.........................................       19,572         27,589
  Due from affiliates.......................................      111,232        150,619
                                                               ----------    -----------
          Total Current Assets..............................    4,136,872      9,234,452
PROPERTY AND EQUIPMENT, NET.................................    1,085,810      1,046,313
DEPOSITS....................................................       10,849         19,094
                                                               ----------    -----------
          Total Assets......................................   $5,233,531    $10,299,859
                                                               ==========    ===========

                          LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable -- trade.................................   $1,330,500    $ 2,770,221
  Accounts payable -- related parties.......................    1,571,923      2,074,769
  Accrued expenses..........................................       78,920        456,205
  Current portion of long-term debt.........................       54,471         38,037
                                                               ----------    -----------
          Total Current Liabilities.........................    3,035,814      5,339,232
LONG-TERM DEBT, LESS CURRENT PORTION........................      325,231        308,931
SHAREHOLDER'S EQUITY........................................    1,872,486      4,651,696
                                                               ----------    -----------
          Total Liabilities and Shareholder's Equity........   $5,233,531    $10,299,859
                                                               ==========    ===========

   The accompanying notes are an integral part of these financial statements.

                        CROWN FIBER COMMUNICATIONS, INC.

                              STATEMENTS OF INCOME

                                                        FOR THE YEAR   FOR THE SIX MONTHS ENDED
                                                           ENDED               JUNE 30,
                                                        DECEMBER 31,   -------------------------
                                                            1998          1998          1999
                                                        ------------   -----------   -----------
                                                                              (UNAUDITED)
REVENUES..............................................  $35,624,731    $16,161,544   $24,453,065
                                                        -----------    -----------   -----------
OPERATING EXPENSES
  Direct labor and costs..............................   27,522,318     12,196,806    18,453,406
  General and administrative expense..................    2,451,027      1,173,116     1,191,565
  Depreciation expense................................      216,667         93,974       103,994
                                                        -----------    -----------   -----------
          Total Operating Expenses....................   30,190,012     13,463,896    19,748,965
                                                        -----------    -----------   -----------
OPERATING INCOME......................................    5,434,719      2,697,648     4,704,100
INTEREST EXPENSE......................................      (22,915)        (8,234)      (17,551)
INTEREST INCOME.......................................       53,644         13,462        18,974
                                                        -----------    -----------   -----------
NET INCOME............................................  $ 5,465,448    $ 2,702,876   $ 4,705,523
                                                        ===========    ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                        CROWN FIBER COMMUNICATIONS, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                FOR THE      FOR THE SIX
                                                               YEAR ENDED    MONTHS ENDED
                                                              DECEMBER 31,     JUNE 30,
                                                                  1998           1999
                                                              ------------   ------------
                                                                             (UNAUDITED)
Common stock, par value $1, 1,000 shares issued and
outstanding.................................................  $       100    $       100
                                                              -----------    -----------
Additional paid-in capital..................................       98,795         98,795
                                                              -----------    -----------
Retained earnings:
  Balance, beginning of period..............................    1,177,495      1,773,591
  Net income for period.....................................    5,465,448      4,705,523
  Shareholder distributions.................................   (4,869,352)    (1,926,313)
                                                              -----------    -----------
  Balance, end of period....................................    1,773,591      4,552,801
                                                              -----------    -----------
          Total Shareholder's Equity........................  $ 1,872,486    $ 4,651,696
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                        CROWN FIBER COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                          FOR THE      FOR THE SIX MONTHS ENDED
                                                         YEAR ENDED            JUNE 30,
                                                        DECEMBER 31,   -------------------------
                                                            1998          1998          1999
                                                        ------------   -----------   -----------
                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income..........................................  $ 5,465,448    $ 2,702,876   $ 4,705,524
  Adjustments to reconcile net income to net cash
     provided by operating activities:
  Depreciation........................................      216,667         93,974       103,994
  Increase in accounts receivable.....................     (425,907)    (1,462,089)   (3,704,791)
  Increase in employee advances.......................       (5,188)        (8,638)       (8,018)
  (Increase) decrease in deposits.....................        4,312          3,035        (8,245)
  Increase in accounts payable and accrued expenses...    1,394,373      1,625,707     2,319,852
                                                        -----------    -----------   -----------
          Net Cash Provided By Operating Activities...    6,649,705      2,954,865     3,408,316
                                                        -----------    -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) decrease in notes receivable.............      (18,499)       (18,499)       50,999
  Purchase of property and equipment..................     (642,803)      (187,252)      (64,497)
                                                        -----------    -----------   -----------
          Net Cash Used By Investing Activities.......     (661,302)      (205,751)      (13,498)
                                                        -----------    -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in due from affiliates.....................     (246,485)      (201,194)      (39,387)
  Proceeds from long-term debt........................      355,150             --            --
  Payments on long-term debt..........................      (38,849)       (23,422)      (32,733)
  Shareholder distributions...........................   (4,869,352)    (1,532,753)   (1,926,313)
                                                        -----------    -----------   -----------
          Net Cash Used By Financing Activities.......   (4,799,536)    (1,757,369)   (1,998,433)
                                                        -----------    -----------   -----------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS.........................................    1,188,867        991,745     1,396,385
CASH AND CASH EQUIVALENTS, BEGINNING..................      163,522        163,522     1,352,389
                                                        -----------    -----------   -----------
CASH AND CASH EQUIVALENTS, ENDING.....................  $ 1,352,389    $ 1,155,267   $ 2,748,774
                                                        ===========    ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                        CROWN FIBER COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     Crown Fiber Communications, Inc. ("the Company") incorporated in 1992 under the laws of the State of Virginia. The Company is engaged in the construction and installation of fiber optic and coaxial cable television and telephone systems. The Company does not install headend electronics and equipment. Its principal markets include Georgia, Virginia, Maryland, Alabama and Florida.

  Revenue Recognition

     The Company recognizes revenue from contracts on the completed-contract method. This method is used because contracts are billed weekly on a per foot basis and are cancelable at will. The results of this method on financial position and results of operations do not vary significantly from those which would result from use of the percentage-of-completion method.

  Interim Financial Information

     The unaudited interim financial statements have been prepared pursuant to the rules of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures, normally included in annual financial statements prepared in accordance with generally accepted accounting principles, have been omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

  Accounts Receivable

     Management considers all accounts receivable to be collectible therefore no allowance for doubtful accounts has been provided.

  Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Company considers all instruments with an original maturity of three months or less to be cash equivalents.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided by the use of the straight-line and declining balance methods over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.

  Income Taxes

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions the shareholder is liable for individual federal and state income taxes on the company's taxable income. Therefore no provision or liability for federal or state income taxes has been included in the financial statements.

                        CROWN FIBER COMMUNICATIONS, INC.

  Fair Value of Financial Instruments

     The Company's financial instruments include cash and cash equivalents, accounts receivable, accounts payable and notes payable. The carrying amount of these financial instruments have been estimated by management to approximate fair value.

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

  Deposits in Excess of Federally Insured Limits

     The Company maintains cash balances at several financial institutions. If the financial institutions were not to honor their contractual obligations to the Company, then the Company could incur losses. Management is of the opinion that there is no risk because of the financial strength of the financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1998, the Company's uninsured cash bank balances total $2,220,427.

  Major Customers and Concentration of Credit Risk

     During 1998, the Company had greater than 10 percent of total sales to two customers, which accounted for 40 and 32 percent of the company's revenues. Approximately 14 percent of trade receivables at December 31, 1998, is due from these customers. These customers have historically accounted for a significant portion of the Company's business. Management anticipates the Company's relationship with these customers to continue.

     The Company grants credit, generally without collateral, to its customers, which include telecommunication utilities located throughout the southeastern United States. Consequently, the company is subject to potential credit risk related to changes in business and economic factors in the United States telecommunications industry. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

B. PROPERTY AND EQUIPMENT, NET

     Major classifications of property, plant and equipment and their respective depreciable lives are summarized below:

                                                              DEPRECIABLE
                                                                 LIVES
                                                              -----------
Leasehold improvements......................................  7-39 years    $   34,561
Construction equipment......................................   5-7 years       575,426
Transportation equipment....................................     5 years     1,109,510
Office furniture and equipment..............................   5-7 years       235,286
                                                                            ----------
                                                                             1,954,783
Less accumulated depreciation...............................                  (868,973)
                                                                            ----------
                                                                            $1,085,810
                                                                            ==========

                        CROWN FIBER COMMUNICATIONS, INC.

C. LONG-TERM DEBT

     Long-term debt consists of the following:

Note payable $2,852 monthly including interest at 9.7%
through September, 1999. The note is secured by a
vehicle...................................................  $ 24,552
Note payable $744 monthly including interest at 9.0%
  through July, 2002. The note is secured by a vehicle....    27,353
Note payable $4,196 monthly including interest at 8.5%
  through July, 2008. The note is secured by
  transportation equipment and personally guaranteed by
  the shareholder.........................................   327,797
                                                            --------
                                                             379,702
  Less Current Portion....................................    54,471
                                                            --------
          Total Long-Term Debt............................  $325,231
                                                            ========

     Maturities on long-term debt are as follows:

1999......................................................  $ 54,471
2000......................................................    32,600
2001......................................................    35,521
2002......................................................    34,916
2003......................................................    32,481
Thereafter................................................   189,713
                                                            --------
                                                            $379,702
                                                            ========

     Interest paid and expense for the year ended December 31, 1998 was $22,915.

D. RELATED PARTY TRANSACTIONS

     During 1998, the Company paid subcontractor service costs to an affiliated company owned by a related party of the shareholder of the Company. During the year ended December 31, 1998, the Company incurred expenses of $4,541,564 for these services which are reported in direct labor and costs on the accompanying statements of income. The amount owed to this subcontractor at December 31, 1998 is $1,103,475 and is included in accounts payable related parties.

     In prior periods, the Company incurred subcontractor service costs to a company owned by a related party to the shareholder. During the year ended December 31, 1998, the Company incurred no expenses for these services. The amount owed to this subcontractor at December 31, 1998 is $385,032 and is included in accounts payable related parties.

     During 1998, the Company paid subcontractor service costs and consulting fees to an affiliated company commonly owned by an officer of the Company. During the year ended December 31, 1998, the Company incurred expenses of $458,170 and $187,800, respectively for these services which are reported in direct labor and costs and general and administrative expense on the accompanying statements of income. The amount owed to this subcontractor at December 31, 1998 is $83,416 and is included in accounts payable related parties.

     During 1998, the Company paid consulting fees to an affiliated company commonly owned by the shareholder of the Company. During the year ended December 31, 1998, the Company incurred expenses of $50,000 for these services which are reported in direct labor and costs on the accompanying statement of income.

                        CROWN FIBER COMMUNICATIONS, INC.

E. OPERATING LEASE COMMITMENTS

     The Company has entered into a lease agreement for the rental of office space with the shareholder of the Company.

     The following is a schedule by year of future minimum rentals under the lease at December 31, 1998.

1999......................................................  $ 31,872
2000......................................................    31,872
2001......................................................    31,872
2002......................................................    10,624
                                                            --------
          Total...........................................  $106,240
                                                            ========

     The Company has entered into various lease agreements for vehicles.

     The following is a schedule by year of minimum rentals under the vehicle lease agreements at December 31, 1998.

1999......................................................  $308,584
2000......................................................   219,623
2001......................................................    95,729
2002......................................................    12,469
                                                            --------
          Total...........................................  $636,405
                                                            ========

     Rental expense for the year ended December 31, 1998 was $229,080.

F. SUBSEQUENT EVENT

     In May 1999, the Company signed a letter of intent to merge with another company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Edwards Pipeline Company LLC:

We have audited the accompanying balance sheet of Edwards Pipeline Company LLC, a North Carolina limited liability company, as of December 31, 1998, and the related statements of operations, members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Edwards Pipeline Company LLC as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
October 7, 1999

                          EDWARDS PIPELINE COMPANY LLC

                                 BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                     ASSETS

                                                              DECEMBER 31,    JUNE 30,
                                                                  1998          1999
                                                              ------------   -----------
                                                                             (UNAUDITED)
CURRENT ASSETS:
  Cash......................................................     $  279        $  279
  Accounts receivable.......................................      1,114           925
  Prepaids and other........................................         15            --
                                                                 ------        ------
          Total current assets..............................      1,408         1,204
PROPERTY AND EQUIPMENT, net.................................      1,428         1,239
OTHER ASSETS, net...........................................        376           366
                                                                 ------        ------
          Total assets......................................     $3,212        $2,809
                                                                 ======        ======
                            LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Notes payable.............................................     $   72        $   30
  Accounts payable and accrued liabilities..................        577           362
                                                                 ------        ------
          Total current liabilities.........................        649           392
COMMITMENTS AND CONTINGENCIES
MEMBERS' EQUITY.............................................      2,563         2,417
                                                                 ------        ------
          Total members' equity.............................      2,563         2,417
                                                                 ------        ------
          Total liabilities and members' equity.............     $3,212        $2,809
                                                                 ======        ======

   The accompanying notes are an integral part of these financial statements.

                          EDWARDS PIPELINE COMPANY LLC

                            STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                                                               SIX MONTHS
                                                               YEAR ENDED    ENDED JUNE 30,
                                                              DECEMBER 31,   ---------------
                                                                  1998        1998     1999
                                                              ------------   ------   ------
                                                                               (UNAUDITED)
REVENUES....................................................    $10,669      $5,963   $4,996
COSTS OF SERVICES, including depreciation...................      6,552       2,815    3,195
                                                                -------      ------   ------
          Gross profit......................................      4,117       3,148    1,801
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................      2,628       1,113    1,100
                                                                -------      ------   ------
          Income from operations............................      1,489       2,035      701
                                                                -------      ------   ------
OTHER INCOME (EXPENSE):
  Interest expense..........................................         (6)         (3)      (6)
  Interest income and other, net............................         49          25       11
                                                                -------      ------   ------
          Other income (expense), net.......................         43          22        5
                                                                -------      ------   ------
NET INCOME..................................................    $ 1,532      $2,057   $  706
                                                                =======      ======   ======

   The accompanying notes are an integral part of these financial statements.

                          EDWARDS PIPELINE COMPANY LLC

                         STATEMENTS OF MEMBERS' EQUITY
                           (IN THOUSANDS OF DOLLARS)

                                                              EDWARDS
                                                         UTILITY CO., INC.    WCE, INC.       TOTAL
                                                         -----------------    ---------      -------
BALANCE, December 31, 1997.............................       $ 1,401          $1,418        $ 2,819
  Net income...........................................           996             536          1,532
  Distributions to members.............................        (1,053)           (735)        (1,788)
                                                              -------          ------        -------
BALANCE, December 31, 1998.............................         1,344           1,219          2,563
  Net income (unaudited)...............................           459             247            706
  Distributions to members (unaudited).................          (472)           (380)          (852)
                                                              -------          ------        -------
BALANCE, June 30, 1999 (unaudited).....................       $ 1,331          $1,086        $ 2,417
                                                              =======          ======        =======

   The accompanying notes are an integral part of these financial statements.

                          EDWARDS PIPELINE COMPANY LLC

                            STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                                SIX MONTHS
                                                               YEAR ENDED     ENDED JUNE 30,
                                                              DECEMBER 31,   ----------------
                                                                  1998        1998      1999
                                                              ------------   -------   ------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................    $ 1,532      $ 2,057   $  706
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Depreciation and amortization..........................        661          329      329
  Changes in operating assets and liabilities, net of
     noncash transactions --
     Accounts receivable....................................       (139)         100      190
     Other assets, net......................................         --           15       15
     Accounts payable and accrued liabilities...............        394          192     (216)
                                                                -------      -------   ------
          Net cash provided by operating activities.........      2,448        2,693    1,024
                                                                -------      -------   ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................       (461)        (344)    (130)
                                                                -------      -------   ------
          Net cash used in investing activities.............       (461)        (344)    (130)
                                                                -------      -------   ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on notes payable.......................       (270)         (99)     (42)
  Distributions to members..................................     (1,788)      (1,655)    (852)
                                                                -------      -------   ------
          Net cash used in financing activities.............     (2,058)      (1,754)    (894)
                                                                -------      -------   ------
NET INCREASE (DECREASE) IN CASH.............................        (71)         595       --
CASH, beginning of period...................................        350          350      279
                                                                -------      -------   ------
CASH, end of period.........................................    $   279      $   945   $  279
                                                                =======      =======   ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..................    $     6      $     3   $    6
                                                                =======      =======   ======

   The accompanying notes are an integral part of these financial statements.

                          EDWARDS PIPELINE COMPANY LLC

                         NOTES TO FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)

1. BUSINESS AND ORGANIZATION

     Edwards Pipeline Company LLC (Edwards or the Company) is a construction contractor primarily engaged in pipeline installation for its customers that are located primarily in North Carolina and South Carolina. Edwards performs a majority of its contract work under unit-price and fixed-price contracts, with contract terms generally ranging from six to 18 months.

     Edwards is a North Carolina limited liability company that is owned 65 percent by Edwards Utility Co., Inc., and 35 percent by WCE, Inc., and all profits and losses are allocated ratably among the members.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Interim Financial Information

     The unaudited interim financial statements have been prepared pursuant to the rules of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures, normally included in annual financial statements prepared in accordance with generally accepted accounting principles, have been omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

  Accounts Receivable and Allowance for Doubtful Accounts

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer deemed probable. As of December 31, 1998, management estimates all accounts to be collectible.

  Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Depreciation expense was $641 for the year ended December 31, 1998.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  Other Assets, Net

     Goodwill, resulting from the acquisition of the Company in March 1995, represents the excess of the acquisition cost over the fair value of the net assets acquired and is being amortized on a straight-line basis over 40 years. The net balance at December 31, 1998, was $364, and amortization expense for the year ended December 31, 1998, was $10.

     In addition, the Company entered into a noncompete agreement with an individual for $50, which is being amortized over the life of the agreement, five years. The net balance at December 31, 1998, was $12, and amortization expense for the year ended December 31, 1998, was $10.

                          EDWARDS PIPELINE COMPANY LLC

  Revenue Recognition

     The Company recognizes revenue when services are performed for unit-price contracts. Unit-price contracts generally provide that the customer accept completion of progress to date and compensate the Company for services which have been rendered, measured typically in terms of units installed or some other measure of progress. Revenues from fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material, labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined. The balances billed but not paid by customers pursuant to retainage provisions in customer contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

  Fair Value of Financial Instruments

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and long-term obligations. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

  Income Taxes

     The Company is filing its tax returns as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. Members are taxed individually on their shares of the Company's earnings. The Company's net income or loss is allocated among the members in accordance with an agreement between the members.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

     Accounts receivable at December 31, 1998, consist of the following:

Accounts receivable, trade..................................  $  380
Unbilled receivable.........................................     623
Retainage...................................................      70
Employee advance............................................      41
                                                              ------
                                                              $1,114
                                                              ======

                          EDWARDS PIPELINE COMPANY LLC

     Property and equipment at December 31, 1998, consist of the following:

                                                               ESTIMATED
                                                              USEFUL LIVES
                                                                IN YEARS
                                                              ------------
Machinery and equipment.....................................      5-7        $2,923
Transportation equipment....................................      5-7           277
                                                                             ------
                                                                              3,200
Less -- Accumulated depreciation and amortization...........                 (1,772)
                                                                             ------
          Property and equipment, net.......................                 $1,428
                                                                             ======

     Accounts payable and accrued expenses at December 31, 1998, consist of the following:

Accounts payable, trade.....................................  $502
Employee retirement plan....................................    24
Other accrued expenses......................................    51
                                                              ----
                                                              $577
                                                              ====

4. NOTES PAYABLE

     The Company's notes payable at December 31, 1998, consist of the following:

Note payable to a bank, variable interest rate at the prime
rate (7.75% at December 31, 1998) plus 1%, payable in equal
monthly payments of $1, plus interest, maturing June 1999,
secured by a vehicle........................................  $ 6
Note payable to a bank, 8.5% interest rate, due in
  installments of $6 plus interest, maturing in November
  1999, secured by equipment................................   66
                                                              ---
                                                              $72
                                                              ===

5. RETIREMENT PLAN

     The Company has a deferred contribution profit sharing plan which covers substantially all employees who have completed six months of service. The Company follows the policy of funding retirement plan contributions annually as accrued. The Company's contributions are determined at the discretion of the members. The Company contributed $20 for 1998.

6. MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

     During 1998, the Company had greater than 10 percent of total sales to three customers, which accounted for 44 percent, 23 percent and 18 percent, respectively, of the Company's revenues. Approximately 0 percent, 24 percent and 66 percent of trade and retainage receivables at December 31, 1998, are due from each of these customers, respectively.

     The Company grants credit, generally without collateral, to its customers, which include real estate operators, general contractors and state and regulatory agencies located throughout the continental United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within these areas. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

                          EDWARDS PIPELINE COMPANY LLC

7. RELATED-PARTY TRANSACTIONS

     The Company leases its operating facilities from a member under an operating lease payable at $3 per month. The lease is renewable on a month-to-month basis. Rent expense for the year ended December 31, 1998, was $36.

     The Company also paid its members management fees and consulting fees in the amount of $80 for the year ended December 31, 1998.

8. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company leases certain equipment under month-to-month operating lease agreements. Rent expense for the year ended December 31, 1998, was $87.

  Performance Bonds

     In certain circumstances, the Company is required to provide performance bonds in connection with its contract commitments which are personally guaranteed by certain members of the Company.

9. SUBSEQUENT EVENTS

     In August 1999, the Company was acquired by Quanta Services, Inc.

                          INDEPENDENT AUDITOR'S REPORT

To Haines Construction Co.:

     I have audited the accompanying balance sheet of Haines Construction Co. (an Oklahoma Corporation) as of March 31, 1999 and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Haines Construction Co. as of March 31, 1999, and the results of operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            PAUL B. LEATHERS, INC.

Oklahoma City, Oklahoma
June 18, 1999

                            HAINES CONSTRUCTION CO.

                                 BALANCE SHEETS

                                                               MARCH 31,     JUNE 30,
                                                                 1999          1999
                                                              -----------   -----------
                                                                            (UNAUDITED)
                           ASSETS
Current assets:
  Cash......................................................  $ 1,718,548   $ 1,409,620
  Certificates of deposit...................................      800,000       800,000
  Accounts receivable (Note 1)
    Due on contracts, including amounts retained by
     customers in accordance with contract provisions.......      635,750     2,898,557
  Other receivable..........................................       15,452       600,765
  Unbilled contract receivable..............................           --            --
  Due from employees........................................       26,386         5,352
  Notes receivable..........................................      630,210       579,508
  Accrued interest receivable...............................        3,768        15,048
  Prepaid insurance.........................................       89,474       261,708
  Prepaid taxes.............................................           --            --
  Costs and estimated earnings in excess of billings on
    uncompleted contracts (Note 1)..........................        3,787        18,523
  Due from Haines Pipeline Construction, Inc. ..............        4,942         4,942
                                                              -----------   -----------
         Total current assets...............................    3,928,317     6,594,023
                                                              -----------   -----------
Property and equipment, at cost (Note 1)
  Aircraft..................................................      725,981       725,981
  Heavy equipment...........................................    4,987,240     5,071,240
  Light equipment and vehicles..............................    1,212,385     1,392,269
  Office furniture and equipment............................      134,950       140,464
  Tools and small equipment.................................      168,573       188,571
                                                              -----------   -----------
                                                                7,229,129     7,518,525
  Less accumulated depreciation.............................   (2,691,762)   (2,834,162)
                                                              -----------   -----------
         Total property and equipment, net..................    4,537,367     4,684,363
                                                              -----------   -----------
Other assets:
  Deposits..................................................          980         8,819
                                                              -----------   -----------
         Total other assets.................................          980         8,819
                                                              -----------   -----------
         Total assets.......................................  $ 8,466,664   $11,287,205
                                                              ===========   ===========

            LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable -- trade.................................  $   179,750   $ 1,265,761
  Accrued and withheld payroll taxes........................        7,651        60,019
  Accrued wages payable.....................................       23,797       317,915
  Accrued profit sharing payable............................       59,014            --
  Accrued insurance payable.................................       20,066       245,671
  Accrued interest payable..................................           --            --
  Income taxes payable......................................      325,148       116,705
  Dividends payable.........................................        6,000         6,000
  Deferred Income Taxes.....................................      292,199       219,149
  Billings in excess of costs and estimated earnings on
    uncompleted contracts (Note 1)..........................    1,201,675     1,867,576
  Current maturities of long-term debt (Note 2).............      867,754     1,025,636
  Leases payable............................................           --            --
                                                              -----------   -----------
         Total current liabilities..........................    2,983,054     5,124,432
Long-term liabilities:
  Notes payable, net of current maturities (Note 2).........    2,312,821     2,377,442
  Leases payable............................................           --            --
  Deferred Income taxes.....................................      903,819       917,653
                                                              -----------   -----------
         Total liabilities..................................    6,199,694     8,419,527
                                                              -----------   -----------
Stockholder's equity:
  Common stock, authorized 25,000 shares at $1.00 par value,
    500 shares issued and 250 shares outstanding............          500           500
  Paid-in capital...........................................        5,500         5,500
  Retained earnings.........................................    3,335,970     3,936,678
  Treasury stock -- 250 shares, at cost.....................   (1,075,000)   (1,075,000)
                                                              -----------   -----------
         Total stockholder's equity.........................    2,266,970     2,867,678
                                                              -----------   -----------
         Total liabilities and stockholder's equity.........  $ 8,466,664   $11,287,205
                                                              ===========   ===========

                            (See Accompanying Notes)

                            HAINES CONSTRUCTION CO.

                              STATEMENTS OF INCOME

                                                                                FOR THE
                                                            FOR THE       THREE MONTHS ENDED
                                                          YEAR ENDED           JUNE 30,
                                                           MARCH 31,    -----------------------
                                                             1999          1998         1999
                                                          -----------   ----------   ----------
                                                                              (UNAUDITED)
Contract revenues.......................................  $17,250,665   $4,397,462   $5,437,343
Costs of services, including depreciation...............   14,406,322    3,250,160    4,121,932
                                                          -----------   ----------   ----------
Gross profits from contracts............................    2,844,343    1,147,302    1,315,411
Operating expenses......................................    1,649,466      307,516      314,848
                                                          -----------   ----------   ----------
Income from operations..................................    1,194,877      839,786    1,000,563
                                                          -----------   ----------   ----------
Other income (expense):
  Interest income.......................................      138,061       25,868       42,895
  Miscellaneous income..................................        1,001          487          199
  Gain (loss) on sale of assets.........................      (81,537)     (15,232)       8,715
  Interest expense......................................     (255,325)     (69,581)     (85,885)
                                                          -----------   ----------   ----------
          Total other income (expense)..................     (197,800)     (58,458)     (34,076)
                                                          -----------   ----------   ----------
          Net income before income taxes................      997,077      781,328      966,487
                                                          -----------   ----------   ----------
Provision for income tax (expense) benefit:
  Current...............................................     (348,187)    (149,327)    (429,689)
  Deferred..............................................      (32,037)    (147,297)      63,910
                                                          -----------   ----------   ----------
          Total provision for income tax................     (380,224)    (296,624)    (365,779)
                                                          -----------   ----------   ----------
          Net income....................................  $   616,853   $  484,704   $  600,708
                                                          ===========   ==========   ==========

                            (See Accompanying Notes)

                            HAINES CONSTRUCTION CO.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                COMMON STOCK     ADDITIONAL
                                               ---------------    PAID-IN      RETAINED       TREASURY
                                               SHARES   AMOUNT    CAPITAL      EARNINGS    STOCK, AT COST     TOTAL
                                               ------   ------   ----------   ----------   --------------   ----------
BALANCE, March 31, 1998......................   500      $500      $5,500     $2,721,117    $(1,075,000)    $1,652,117
  Distributions..............................    --        --          --         (2,000)            --         (2,000)
  Net Income.................................    --        --          --        616,853             --        616,853
                                                ---      ----      ------     ----------    -----------     ----------
BALANCE, March 31, 1999......................   500       500       5,500      3,335,970     (1,075,000)     2,266,970
  Net Income (unaudited).....................    --        --          --        600,708             --        600,708
                                                ---      ----      ------     ----------    -----------     ----------
BALANCE, June 30, 1999 (unaudited)...........   500      $500      $5,500     $3,936,678    $(1,075,000)    $2,867,678
                                                ===      ====      ======     ==========    ===========     ==========

                            (See Accompanying Notes)

                            HAINES CONSTRUCTION CO.

                            STATEMENTS OF CASH FLOWS

                                                           FOR THE YEAR   FOR THE THREE MONTHS ENDED
                                                              ENDED                JUNE 30,
                                                            MARCH 31,     ---------------------------
                                                               1999           1998           1999
                                                           ------------   ------------   ------------
                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.............................................  $   616,853    $   484,704    $   600,708
                                                           -----------    -----------    -----------
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization.......................      649,091        164,885        176,915
     Receivables.........................................      128,367     (1,476,307)    (2,827,086)
     Accrued interest receivable.........................       (2,703)        (1,074)       (11,280)
     Prepaid expenses....................................       47,622       (136,036)      (172,234)
     Costs and estimated earnings in.....................       99,430       (284,016)       (14,736)
       excess of billings
     Deposits............................................         (300)          (300)        (7,839)
     Payables............................................     (267,901)       388,842      1,086,011
     Accrued liabilities.................................      (61,822)       288,373        513,076
     Deferred income taxes...............................       32,037        149,327        (59,215)
     Income taxes payable................................      311,724        147,297       (208,443)
     Billings in excess of costs and estimated
       earnings..........................................    1,201,675        191,915        665,901
     Loss (gain) on sale of assets.......................       81,537         15,232         (8,715)
                                                           -----------    -----------    -----------
          Total adjustments..............................    2,218,757       (551,862)      (867,645)
                                                           -----------    -----------    -----------
          Net cash provided (used) by operating
            activities...................................    2,835,610        (67,158)      (266,937)
                                                           -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures...................................     (452,874)        (8,874)      (348,696)
  Proceeds from sale of assets...........................      374,353        248,400         33,500
  Due from related companies.............................       (1,275)            --             --
  Notes receivable -- other..............................     (580,511)       (20,584)        50,702
                                                           -----------    -----------    -----------
          Net cash provided (used) by investing
            activities...................................     (660,307)       218,942       (264,494)
                                                           -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  New borrowings:
     Short-term..........................................    1,249,325             --        103,340
     Long-term...........................................      740,186             --        309,965
  Debt reductions:
     Short-term..........................................   (2,657,268)       (26,147)            --
     Long-term...........................................     (597,949)      (183,794)      (190,802)
     Lease payments......................................     (120,554)        (7,340)            --
                                                           -----------    -----------    -----------
          Net cash provided (used) in financing
            activities...................................   (1,386,260)      (217,281)       222,503
                                                           -----------    -----------    -----------
          Net increase (decrease) in cash and cash
            equivalents..................................      789,043        (65,497)      (308,928)
Cash and cash equivalents at beginning of period.........    1,729,505      1,729,505      2,518,548
                                                           -----------    -----------    -----------
Cash and cash equivalents at end of period...............  $ 2,518,548    $ 1,664,008    $ 2,209,620
                                                           ===========    ===========    ===========

                            (See Accompanying Notes)

                            HAINES CONSTRUCTION CO.

                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999

NOTE 1 -- BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

     Haines Construction Co. (Haines or the Company) is a construction contractor primarily engaged in pipeline installation for its customers that are located primarily in Oklahoma, Texas and Kansas. Haines performs a majority of its contract work under unit-price and fixed-price contracts, with contract terms generally ranging from six to 12 months.

     A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

  Interim Consolidated Financial Information

     The unaudited interim consolidated financial statements have been prepared pursuant to the rules of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures, normally included in annual financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim consolidated financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  Accounting Basis for Recording Income

     Profits on contracts are recorded on the percentage of completion method, whereby recognition of earnings on contracts in progress is calculated based on the ratio of cost incurred to date to expected cost to be incurred on each contract. Contract costs include all direct material supplies, labor, subcontracts, equipment costs, travel and per diem, and insurance and bonding expense. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income. Any required adjustments are recognized in the period in which the revisions become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss on the contract is accrued.

     Non-contract revenue and expenses are reported on the accrual method of accounting.

  Accounts Receivable

     The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

  Depreciation

     Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Depreciation of $649,091 was reported for the current year.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                            HAINES CONSTRUCTION CO.

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- INSTALLMENT NOTES PAYABLE

                                                    CURRENT    LONG-TERM      TOTAL
                                                    --------   ----------   ----------
KDC Fin. Corp., installments of $4,352, interest
at 7.85%, sec. by equipment, maturing in November
2001..............................................  $ 43,943   $   82,039   $  125,982
KDC Fin. Corp., installments of $5,116, interest
  at 6.99%, sec. by equipment, maturing in July
  1999............................................    35,063           --       35,063
Assoc. Comm. Corp., installments of $43,606,
  interest at 7.5%, sec. by equipment, maturing in
  May 2001........................................   457,778      622,514    1,080,292
Assoc. Comm. Corp., installments of $5,044,
  interest at 7.35%, sec. by equipment, maturing
  in January 2002.................................    46,988      158,473      205,461
SafeCo Credit Co., installments of $25,021,
  interest at 7.5%, sec. by equipment, maturing in
  September
  2000............................................   159,532      265,184      424,716
SafeCo Credit Co., installments of $13,626,
  interest at 7.5% w/lump sum sec. by equipment,
  maturing in July 2001...........................    73,425      459,611      533,036
First Capital Bank, line-of-credit, varying
  interest at prime (7.75% at March 31, 1999)
  secured by accounts receivable, equipment, and
  cont. rights, maturing in January 2000..........     1,025           --        1,025
Lana Haines, due September 2008, variable payment
  schedule........................................    50,000      725,000      775,000
                                                    --------   ----------   ----------
          Totals..................................  $867,754   $2,312,821   $3,180,575
                                                    ========   ==========   ==========

     The following summarizes future principal reductions of long-term notes payable:

Year Ending March 31:
  2000...................................................  $  867,754
  2001...................................................     956,946
  2002...................................................     421,951
  2003...................................................     239,513
  2004...................................................     192,413
  Thereafter.............................................     501,998
                                                           ----------
                                                           $3,180,575
                                                           ==========

NOTE 3 -- STATEMENTS OF CASH FLOWS

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less and certificates of deposit to be cash equivalents.

     Noncash investing and financing activities for the year consisted of the purchase of equipment through long-term debt in the amount of $209,224.

                            HAINES CONSTRUCTION CO.

     Cash paid during the year for:

Interest..................................................  $263,842
Taxes.....................................................     6,032

NOTE 4 -- ACCOUNTS RECEIVABLE AGING

                                                             AMOUNT
                                                            --------
Current...................................................  $ 29,846
31-60 days................................................     7,280
61-90 days................................................     8,758
Over 90 days..............................................        --
Retainage.................................................   589,866
                                                            --------
          Total...........................................  $635,750
                                                            ========

NOTE 5 -- LEASES

     The Company leases commercial property and equipment from HCC Rental Services, LLC, a company owned by William B. Haines. The expense for the period ending March 31, 1999 was $279,173. Future lease expenses cannot be determined at this time.

     The Company also leased several vehicles under cancelable operating leases, which expired October 31, 1998. The payments were $6,384 per month. Rental expense that related to these operating leases was $44,687.

NOTE 6 -- INCOME TAXES

     Effective April 1, 1993, Haines Construction Co. adopted SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually.

     Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax liability to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

     Since the Company uses the ACRS/MACRS methods of accounting for income tax purposes, the primary temporary differences between tax and financial statements are depreciation and deferred revenue related to a change in tax accounting method.

     SFAS 109 requires the following disclosure of the Company's total deferred tax assets and liabilities:

                                                     FEDERAL      STATE       TOTAL
                                                    ----------   --------   ----------
Deferred short-term liabilities ..................  $  248,369   $ 43,830   $  292,199
Deferred short-term assets........................          --         --           --
                                                    ----------   --------   ----------
Net short-term liability .........................     248,369     43,830      292,199
                                                    ----------   --------   ----------
Deferred long-term liabilities ...................     768,246    135,573      903,819
Deferred long-term assets.........................          --         --           --
                                                    ----------   --------   ----------
Net long-term liabilities ........................     768,246    135,573      903,819
                                                    ----------   --------   ----------
Net deferred tax liability .......................  $1,016,615   $179,403   $1,196,018
                                                    ==========   ========   ==========

                            HAINES CONSTRUCTION CO.

     After considering all of the evidence, both positive and negative, management has concluded it is more likely than not that all-future tax benefits will be realized. Therefore, a valuation allowance is not needed for the deferred tax liability. There was no prior balance in the valuation allowance and therefore there was no change in the valuation allowance this period.

NOTE 7 -- CONCENTRATION OF CREDIT RISK

     The Company contracts to construct oil and natural gas pipelines primarily in Oklahoma, Texas, and Kansas. Credit is extended based on an evaluation of each customer's financial condition. Credit losses, if any, have been provided for in the financial statements and have been generally within management's expectations.

     The Company has concentrated its credit risk for cash by maintaining deposits in financial institutions located within the same Oklahoma region, which at times may exceed insured limits. The maximum loss that would have resulted from that risk totaled $2,149,470 at March 31, 1999 for the excess of the deposit liabilities reported by the financial institutions over the amounts that would have been covered by federal insurance.

NOTE 8 -- EMPLOYEE BENEFIT PLAN

     The Company maintains a profit sharing plan covering substantially all full-time employees. The Board of Directors determines contributions to the plan. For the year ending March 31, 1999, the total profit sharing plan expense was $54,235.

NOTE 9 -- CONTINGENT LIABILITIES

     The Company has one pending lawsuit in which it is named as the defendant. Management is of the opinion that the final settlement will be favorable to the Company. Therefore, no provision has been made in the financial statements for the outcome of the lawsuit.

NOTE 10 -- NOTES RECEIVABLE

     Companies owned by William B. Haines owed the Company $580,029 in the form of notes receivable and $3,096 accrued interest receivable.

NOTE 11 -- SUBSEQUENT EVENTS

     Subsequent to the balance sheet date, the Company incurred a note payable in the amount of $413,806 for the purchase of equipment. In September 1999, the Company was acquired by Quanta Services, Inc. and certain installment notes payable were repaid. (Unaudited).

                          INDEPENDENT AUDITORS' REPORT

TO BONNEVILLE CONSTRUCTION COMPANY, INC.

We have audited the accompanying balance sheet of Bonneville Construction Company, Inc. as of December 31, 1998, and the related statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bonneville Construction Company, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            McGLADREY & PULLEN, LLP

Las Vegas, Nevada
February 5, 1999

                     BONNEVILLE CONSTRUCTION COMPANY, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                              (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents.................................  $ 1,499,853     $    13,732
  Accounts receivable.......................................    5,704,628       5,921,738
  Advances to related parties...............................      128,471              --
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................      279,805         423,023
  Other assets..............................................      112,222          81,675
                                                              -----------     -----------
          Total current assets..............................    7,724,979       6,440,168
Cash Value of Life Insurance................................      167,951              --
Furniture and Equipment, net................................    4,384,158       4,301,333
                                                              -----------     -----------
                                                              $12,277,088     $10,741,501
                                                              ===========     ===========

                           LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Line of credit............................................  $    35,321     $ 1,918,749
  Current maturities of long-term debt......................      374,980         642,376
  Current portion of due to related parties.................       82,885          89,805
  Accounts payable..........................................    2,718,005       1,460,601
  Accrued subcontractor expenses............................      741,547         177,117
  Accrued expenses..........................................      346,359         508,201
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................      575,609         487,632
                                                              -----------     -----------
          Total current liabilities.........................    4,874,706       5,284,481
                                                              -----------     -----------
Long-Term Debt, less current maturities.....................    1,393,904       1,833,862
                                                              -----------     -----------
Due to Related Parties, less current portion................      210,179         112,114
                                                              -----------     -----------
Commitments
Stockholder's Equity
  Common stock, $100 par value; authorized 250 shares; 92
     shares issued and 60.55 shares outstanding.............        9,200           9,200
  Additional paid-in capital................................    1,447,889       1,447,889
  Retained earnings.........................................    5,543,407       3,256,152
                                                              -----------     -----------
                                                                7,000,496       4,713,241
  Less cost of 31.45 shares of treasury stock...............    1,202,197       1,202,197
                                                              -----------     -----------
                                                                5,798,299       3,511,044
                                                              -----------     -----------
                                                              $12,277,088     $10,741,501
                                                              ===========     ===========

                       See Notes to Financial Statements.

                     BONNEVILLE CONSTRUCTION COMPANY, INC.

                            STATEMENTS OF OPERATIONS

                                                       FOR THE YEAR   FOR THE NINE    FOR THE NINE
                                                          ENDED       MONTHS ENDED    MONTHS ENDED
                                                       DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                           1998           1998            1999
                                                       ------------   -------------   -------------
                                                                       (UNAUDITED)     (UNAUDITED)
Contract revenue earned..............................  $39,864,996     $28,898,936     $21,885,896
Cost of services, including depreciation.............   33,824,638      24,631,904      19,343,919
                                                       -----------     -----------     -----------
          Gross profit...............................    6,040,358       4,267,032       2,541,977
General and administrative expenses..................    3,443,578       2,725,404       2,890,552
                                                       -----------     -----------     -----------
          Operating income (loss)....................    2,596,780       1,541,628        (348,575)
                                                       -----------     -----------     -----------
Nonoperating income (expense):
  Interest income....................................       45,321          38,381          23,514
  Interest expense...................................     (239,076)       (186,289)       (193,383)
  Other, net.........................................      (65,234)       (100,090)        106,717
  Gain (loss) on sale of equipment...................     (273,862)         (3,550)        115,877
                                                       -----------     -----------     -----------
                                                          (532,851)       (251,548)         52,725
                                                       -----------     -----------     -----------
          Net income (loss)..........................  $ 2,063,929     $ 1,290,080     $  (295,850)
                                                       ===========     ===========     ===========

                       See Notes to Financial Statements.

                     BONNEVILLE CONSTRUCTION COMPANY, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                      COMMON STOCK
                                  ---------------------   ADDITIONAL
                                    SHARES                 PAID-IN      RETAINED      TREASURY
                                  OUTSTANDING   DOLLARS    CAPITAL      EARNINGS        STOCK         TOTAL
                                  -----------   -------   ----------   -----------   -----------   -----------
BALANCE, December 31, 1997......     66.54      $9,200    $1,447,889   $ 4,126,039   $  (768,887)  $ 4,814,241
  Purchase of common stock
    through issuance of note
    payable.....................     (5.99)         --            --            --      (433,310)     (433,310)
  Distributions.................        --          --            --      (646,561)           --      (646,561)
  Net income....................        --          --            --     2,063,929            --     2,063,929
                                     -----      ------    ----------   -----------   -----------   -----------
BALANCE, December 31, 1998......     60.55       9,200     1,447,889     5,543,407    (1,202,197)    5,798,299
  Distributions (unaudited).....        --          --            --    (1,991,405)           --    (1,991,405)
  Net loss (unaudited)..........        --          --            --      (295,850)           --      (295,850)
                                     -----      ------    ----------   -----------   -----------   -----------
BALANCE, September 30, 1999
  (unaudited)...................     60.55      $9,200    $1,447,889   $ 3,256,152   $(1,202,197)  $ 3,511,044
                                     =====      ======    ==========   ===========   ===========   ===========

                       See Notes to Financial Statements.

                     BONNEVILLE CONSTRUCTION COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                                   (NOTE 11)

                                                     FOR THE YEAR   FOR THE NINE    FOR THE NINE
                                                        ENDED       MONTHS ENDED    MONTHS ENDED
                                                     DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                         1998           1998            1999
                                                     ------------   -------------   -------------
                                                                             (UNAUDITED)
Cash Flows from Operating Activities
  Cash received from customers.....................  $ 39,213,039   $ 20,634,318    $ 21,437,591
  Cash paid to suppliers and employees.............   (35,324,012)   (19,247,532)    (23,128,886)
  Interest received................................        45,321         38,381          23,514
  Interest paid....................................      (239,076)      (186,289)       (193,383)
  Other income (expense)...........................       (65,234)      (100,090)        106,717
                                                     ------------   ------------    ------------
          Net cash provided by (used in) operating
            activities.............................     3,630,038      1,138,788      (1,754,447)
                                                     ------------   ------------    ------------
Cash Flows from Investing Activities
  Increase in cash value of life insurance.........       (17,253)        (9,768)             --
  Purchase of equipment............................    (2,044,603)    (1,778,774)       (732,870)
  Proceeds from sale of equipment..................       187,323        160,624         367,360
  Payments from (to) related parties, net..........       136,896        146,399         (45,483)
                                                     ------------   ------------    ------------
          Net cash (used in) investing
            activities.............................    (1,737,637)    (1,481,519)       (410,993)
                                                     ------------   ------------    ------------
Cash Flows from Financing Activities
  Distributions....................................      (646,561)      (597,161)     (1,465,557)
  Payments on related parties notes, net...........      (432,184)      (399,636)        (91,145)
  Proceeds on long-term borrowings.................     1,067,279        297,324       1,300,053
  Principal payments on long-term borrowings.......      (844,282)      (326,128)       (947,460)
  Proceeds on line of credit, net..................        35,321      1,041,907       1,883,428
                                                     ------------   ------------    ------------
          Net cash provided by (used in) financing
            activities.............................      (820,427)        16,306         679,319
                                                     ------------   ------------    ------------
          Net increase (decrease) in cash..........     1,071,974       (326,425)     (1,486,121)
Cash and cash equivalents, beginning...............       427,879        427,879       1,499,853
                                                     ------------   ------------    ------------
Cash and cash equivalents, ending..................  $  1,499,853   $    101,454    $     13,732
                                                     ============   ============    ============
Reconciliation of Net Income (Loss) to Net Cash
  Provided by (Used In) Operating Activities:
  Net income (loss)................................  $  2,063,929   $  1,290,080    $   (295,850)
  Depreciation.....................................       830,099        624,300         735,030
  Bad debts........................................       301,907        145,587           6,228
  (Gain) Loss on sale of equipment.................       273,862          3,550        (115,877)
  Equity in loss of dissolved limited
     partnership...................................        15,232             --              --
  Change in assets and liabilities:
     (Increase) in accounts receivable.............    (1,807,105)    (1,738,545)       (223,338)
     (Increase) decrease in other assets...........       (62,519)       (53,491)         30,547
     Increase (decrease) in accounts payable.......       307,657        532,912      (1,257,404)
     Increase (decrease) in accrued expenses.......       127,419         (6,985)        161,842
     Increase (decrease) in accrued subcontractor
       expenses....................................       741,547             --        (564,430)
     Net increase (decrease) in billings in excess
       of costs and estimated earnings on
       uncompleted contracts.......................       838,010        341,380        (231,195)
                                                     ------------   ------------    ------------
          Net cash provided by (used in) operating
            activities.............................  $  3,630,038   $  1,138,788    $ (1,754,447)
                                                     ============   ============    ============

                       See Notes to Financial Statements

                     BONNEVILLE CONSTRUCTION COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of business

     Bonneville Construction Company, Inc. (the "Company") was organized under the laws of the State of Idaho on January 1, 1973. The Company leases its corporate headquarters located in Las Vegas, Nevada, on a month to month basis. The Company operates in the Western United States and the Pacific Island regions. The Company is principally engaged in the construction of communication cable systems. In connection with its normal construction activities, the Company may be required to acquire performance bonds. The surety issuing the bonds has recourse against the Company's assets in the event the surety is required to honor the bonds. The length of the Company's contracts varies but is typically less than one year. Billings are submitted as work progresses and the balance and retainages are due upon completion.

  (Unaudited) Interim financial statements

     The accompanying balance sheet as of September 30, 1999 and the statements of operations, stockholder's equity and cash flows for the nine months ended September 30, 1999 and 1998, have not been audited. However, those financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In management's opinion, the accompanying interim financial statements reflect all material adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial results for the interim periods presented. The financial results for the nine months ended September 30, 1999 and 1998 are not necessarily indicative of the financial results which will be reported for the entire year.

     A summary of the Company's significant accounting policies follows:

  Use of estimates in the preparation of financial statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's method of revenue recognition from construction contracts is based significantly on estimates. Actual results could differ from those estimates.

  Cash and cash equivalents

     For purposes of reporting cash flows, the Company considers investments held in a bank sweep account to be cash equivalents.

     At various times throughout the year, the Company maintained cash balances at financial institutions in excess of federally insured limits.

  Materials and supplies inventory

     Materials and supplies inventory are valued at the lower of cost (first-in, first-out method) or market.

  Furniture and equipment

     Furniture and equipment are stated at cost, less accumulated depreciation. Depreciation is provided primarily on the straight-line method over the estimated lives of the related assets which range from 3 to 10 years.

                     BONNEVILLE CONSTRUCTION COMPANY, INC.

  Income taxes

     The Company has elected, with the consent of its stockholders, to be taxed under the provisions of Subchapter "S" of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporation income taxes on its taxable income. Instead the stockholders account for their pro rata share of the Company's income, losses, deductions and credits. As a result of this election, no provision for income tax for the Company has been made in the accompanying financial statements. The Company's tax basis in its assets and liabilities do not differ materially from the basis for financial reporting.

  Revenue and cost recognition

     Revenues from fixed-price and unit-based construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to estimated total costs for each contract. These contracts generally provide that the customer accept completion of progress to date and compensate the Company for services rendered measured typically in terms of units installed or some other measure of progress. This method is used because management considers the cost-to-cost method to be the best available measure of progress on these contracts. No gross profit is recognized until a contract has reached a stage of completion sufficient to reasonably determine, in the opinion of management, the ultimate realizable profit. Provisions for estimated losses on uncompleted contracts are made in the period such losses become apparent.

     Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Also included in contract costs are prepaid materials that have been purchased and billed to the owner. No gross profit is recognized on these costs until used on the contract. General and administrative costs and unallocated equipment costs are charged to expense as incurred. Changes in job performance, job conditions, estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     The Company believes that the retentions receivable balance as shown will be collected within the next fiscal year.

     The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenue recognized.

  Fair value of financial instruments

     The carrying amounts of financial instruments including cash, accounts receivable, advances to related parties and accounts payable approximate their fair values because of their short maturities.

     The carrying amounts of the line of credit, long-term debt, and due to related parties approximate their fair values because the interest rates on these instruments are at market rates.

NOTE 2 -- ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following at December 31, 1998:

Contracts in progress...................................   $2,305,360
Completed contracts.....................................    1,838,472
Retainages..............................................    1,560,796
                                                           ----------
                                                           $5,704,628
                                                           ==========

                     BONNEVILLE CONSTRUCTION COMPANY, INC.

NOTE 3 -- COSTS AND BILLINGS ON UNCOMPLETED CONTRACTS

     Costs and billings on uncompleted contracts consist of the following:

                                                             DECEMBER 31,   SEPTEMBER 30,
                                                                 1998           1999
                                                             ------------   -------------
                                                                             (UNAUDITED)
Total amount of contracts in process.......................  $26,165,506     $31,728,344
                                                             ===========     ===========
Cost incurred on uncompleted contracts.....................  $ 9,670,553     $19,133,118
Estimated earnings.........................................    3,367,027       3,510,332
                                                             -----------     -----------
                                                              13,037,580      22,643,450
Less billings to date......................................   13,333,384      22,708,059
                                                             -----------     -----------
                                                             $  (295,804)    $   (64,609)
                                                             ===========     ===========

     Included in the accompanying balance sheets under the following captions:

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                              (UNAUDITED)
Costs and estimated earnings in excess of billings on
uncompleted contracts.......................................   $ 279,805       $ 423,023
Billings in excess of costs and estimated earnings on
  completed contracts.......................................    (575,609)       (487,632)
                                                               ---------       ---------
                                                               $(295,804)      $ (64,609)
                                                               =========       =========

NOTE 4 -- OTHER ASSETS

     Other assets consist of the following at December 31, 1998:

        Prepaid expenses............................................   $101,558
        Materials and supply inventory, net of customer advances....     10,664
                                                                       --------
                                                                       $112,222
                                                                       ========

     Customer advances of approximately $621,000 received by the Company to allow for the purchases of certain materials have been netted against the associated inventory.

NOTE 5 -- FURNITURE AND EQUIPMENT

     Furniture and equipment consist of the following at December 31, 1998:

Equipment and vehicles......................................  $7,388,761
Furniture and fixtures......................................     446,934
                                                              ----------
                                                               7,835,695
Less accumulated depreciation...............................   3,451,537
                                                              ----------
                                                              $4,384,158
                                                              ==========

NOTE 6 -- JOINT VENTURE

     In February 1998, the Company entered into a joint venture arrangement with a subcontractor to manage certain construction contracts. As part of this agreement, the Company purchased existing receivables of the subcontractor in exchange for cash. The subcontractor subsequently collected on these receivables, but failed to remit the funds to the Company. As a result, the Company recognized a loss of approximately $182,000 which is included in bad debt expense at December 31, 1998. The agreement was rescinded in May 1998, with no further liability to the Company.

                     BONNEVILLE CONSTRUCTION COMPANY, INC.

NOTE 7 -- ACCOUNTS PAYABLE

     Accounts payable include amounts due to subcontractors, totaling $496,073 at December 31, 1998, which have been retained pending completion and customer acceptance of contract performance.

NOTE 8 -- LONG-TERM DEBT AND LINE OF CREDIT

     Long-term debt and line of credit at December 31, 1998 are as follows:

Notes payable to dealers, secured by equipment, due in
aggregate monthly installments including interest at
12%(A)......................................................  $  652,907
Notes payable to a bank, secured by equipment, due in
  aggregate monthly installments of $13,619 including
  interest at 7.95% to 8.19%, through various dates to May
  2003......................................................     513,410
Note payable to a bank, secured by equipment, interest at
  prime rate (7.75% at December 31, 1998) plus 1.25%, due in monthly installments of interest only through June 1999;
  beginning July 1999 principal and interest payments due in monthly installments ($8,664 at December 31, 1998) to
  amortize repayment by May 31, 2002(B).....................     269,498
Note payable to a financial institution, secured by
  airplane, interest at 7.3%, due in monthly installments of
  $3,063 including interest through November 2005. This note is subject to a 5% prepayment penalty if paid in full
  prior to November 1999 and 1% to November 2000............     198,153
Notes payable to a bank, secured by equipment, interest at
  9%, due in monthly installments of $5,136 including
  interest through October 2000.............................      76,764
Note payable to a financial institution, secured by
  equipment and personally guaranteed by a stockholder,
  interest at 10.9%, due in annual installments of $11,966
  including interest through August 2002....................      37,499
Note payable to a bank, secured by equipment, interest at
  10.25%, due in monthly installments of $832 including
  interest through April 2001...............................      20,653
                                                              ----------
                                                               1,768,884
  Less current maturities...................................    (374,980)
                                                              ----------
                                                              $1,393,904
                                                              ==========

     Long-term debt at December 31, 1998 matures as follows:

1999.....................................................  $  374,980
2000.....................................................     406,136
2001.....................................................     412,945
2002.....................................................     308,025
2003.....................................................     202,684
Thereafter...............................................      64,114
                                                           ----------
                                                           $1,768,884
                                                           ==========

---------------

(A) On January 11, 1999, the Company refinanced the dealers notes payable. Under the terms of the loan agreement, the Company was granted a term loan of $655,053 with interest at 7.54%. The term loan is payable in monthly installments of $13,158, including interest. The loan is secured by equipment and is subject to a 5% prepayment penalty if paid in full prior to January 2000 and 1% to January 2001.

                     BONNEVILLE CONSTRUCTION COMPANY, INC.

(B) The note is a $300,000 non-revolving line of credit through May 31, 1999 with term note payable repayment terms. Note is subject to the same restrictive covenants disclosed below under the revolving line of credit.

     In addition, the Company has a revolving line of credit with a bank on which it may borrow the lesser of $2,000,000 or an amount equal to the sum of eligible accounts receivable and equipment as defined in the agreement. This line is guaranteed by the stockholders, and a corporation controlled by the Company's stockholders. Borrowings on the line of credit bear interest at the prime rate (7.75% at December 31, 1998) plus 0.75% due monthly. The line is secured by substantially all the assets of the Company. Balances outstanding were $35,321 at December 31, 1998. The line of credit is due on May 31, 1999.

     The line of credit agreement contains various financial covenants including
1) maintaining a debt to tangible net worth ratio not to exceed 2.0 to 1.0, 2) maintaining a current ratio of at least 1.2 to 1.0, 3) maintaining working capital in excess of $1,500,000 4) maintaining a minimum tangible net worth of not less than $4,500,000, and 5) maintaining a debt service coverage ratio of at least 1.25 to 1.0. The line of credit agreement also places restrictions on the amount of distributions which can be made on an annual basis.

     At September 30, 1999 the Company was in violation of certain of the financial covenants and the restriction placed on distributions (Note 13).

NOTE 9 -- RELATED PARTY TRANSACTIONS

  Advances to related parties

     Advances to related parties consist of the amounts due from a corporation controlled by the Company's stockholders. Advances are unsecured and are due on demand. Advances totaled $128,471 at December 31, 1998.

  Due to related parties

     Included in due to related parties are the following balances at December 31, 1998:

Unsecured note payable to a stockholder, subordinated to the bank line of credit and non-revolving line of credit (Note
8), due in bimonthly installments of $8,000, including
interest at 8.32%, due March 2002...........................   $293,064
Less current portion........................................     82,885
                                                               --------
                                                               $210,179
                                                               ========

     Interest expense to the stockholder was $16,058 for the year ended December 31, 1998.

     Note payable to stockholder matures as follows:

1999.....................................................   $ 82,885
2000.....................................................     90,064
2001.....................................................     97,865
2002.....................................................     22,250
                                                            --------
                                                            $293,064
                                                            ========

NOTE 10 -- BENEFIT PLANS

     The Company maintains a 401(k) plan covering all qualified employees. Employees must have, at the fiscal year-end, one continuous year of service and 1,000 hours of employment to qualify for participation. The Company may make a matching contribution at any time and in any amount at the discretion of the Company's Board of Directors, up to a maximum contribution requirement of 10% of the gross salaries of qualified employees. In addition, the Company may make at its discretion non-elective profit-sharing

                     BONNEVILLE CONSTRUCTION COMPANY, INC.

contributions to the plan that are allocated based upon total compensation paid to qualified employees during the plan year. The Company made total contributions of $200,000 for the year ended December 31, 1998.

     The Company maintains a cafeteria plan covering all qualified employees. The plan provides eligible employees of the Company the opportunity to contribute toward the cost of coverage under the benefit plans of the Company.

NOTE 11 -- SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

                                                          FOR THE YEAR        FOR THE NINE MONTHS
                                                             ENDED       -----------------------------
                                                          DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                              1998           1998            1999
                                                          ------------   -------------   -------------
                                                                          (UNAUDITED)     (UNAUDITED)
Retirement of 5.99 shares of common stock at December
31, 1998, through the issuance of notes payable to a
stockholder.............................................    $433,310       $433,310        $     --
                                                            ========       ========        ========
Equipment acquired through financing agreements.........    $751,600       $597,780        $563,541
                                                            ========       ========        ========
Cash surrender value of life insurance and related party
  receivable distributed to stockholder.................    $     --       $     --        $341,905
                                                            ========       ========        ========
Net furniture and equipment and related debt distributed
  to stockholder........................................    $     --       $     --        $183,943
                                                            ========       ========        ========

NOTE 12 -- MAJOR CUSTOMERS

     Revenues for the Company include revenues to the following customers:

                                                     PERCENT TO TOTAL SALES
                                                           YEAR ENDED
CUSTOMER                                               DECEMBER 31, 1998
--------                                             ----------------------
A..................................................            50%
B..................................................            16%
C..................................................            11%

NOTE 13 -- EVENTS SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT (UNAUDITED)

FINANCING

     On July 27, 1999, the Company entered into a loan agreement with a bank. The Company borrowed $645,000 to be repaid in 60 monthly payments of $13,363, including interest at 8.85%. The loan is secured by certain existing equipment of the Company. In addition, subsequent to year end, the due date of the revolving line of credit with a bank in the maximum amount of $2,000,000 was extended through November 1999, under similar terms.

CONTRACT NEGOTIATION

     Contracts in progress at September 30, 1999 include a contract with an unrelated third party where the resolution of certain change orders are under negotiation. The third party is withholding payment of remaining balances due on the contract totaling approximately $2,000,000 pending agreement on the costs and merits of the work performed. Management has reduced the amounts billed as of September 30, 1999 to the amount it expects to collect on resolution of these change orders with the third party.

ACQUISITION

     On October 1, 1999, pursuant to an Acquisition Agreement and Plan of Reorganization, 100% of the Company's outstanding common stock was purchased by a subsidiary of Quanta Services, Inc. In anticipation of or concurrent with the purchase, the Company's treasury stock was retired and distributions were made to the shareholder of cash and certain Company assets of approximately $430,000 and $526,000, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trawick Construction Company Group:

     We have audited the accompanying combined balance sheet of Trawick Construction Company Group (the Group) as defined in Note 1 to the combined financial statements as of December 31, 1998 and the related combined statements of income, stockholders' equity, and cash flows for the year then ended. These combined financial statements are the representation of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Trawick Construction Company Group as of December 31, 1998, and the results of their combined operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            McDANIEL & ASSOCIATES, P.C.

Dothan, Alabama
November 5, 1999

                       TRAWICK CONSTRUCTION COMPANY GROUP

                            COMBINED BALANCE SHEETS

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                              (UNAUDITED)
                           ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $   190,389     $ 3,423,001
  Investment in marketable securities.......................      817,043              --
  Accounts receivable, trade................................    4,646,196       3,307,649
  Accounts receivable, retainage............................           --              --
  Accounts receivable, other................................        1,782          30,858
  Prepaid expenses..........................................          600           2,595
  Note receivable, current portion..........................        8,087              --
                                                              -----------     -----------
         Total current assets...............................    5,664,097       6,764,103
                                                              -----------     -----------
PROPERTY AND EQUIPMENT, at cost.............................  5,802,204..       5,374,452
  Less accumulated depreciation.............................   (3,526,118)     (3,387,296)
                                                              -----------     -----------
         Total property and equipment.......................  2,276,086..       1,987,156
                                                              -----------     -----------
INVESTMENT PROPERTIES
  Commercial real estate, net of accumulated depreciation of
    $6,286
    in 1998.................................................       33,714              --
  Timber land...............................................       53,600              --
                                                              -----------     -----------
         Total investment properties........................       87,314              --
                                                              -----------     -----------
OTHER ASSETS
  Cash value of officers' life insurance, face amount
    $3,000,000..............................................      217,618              --
  Land......................................................       30,128              --
  Note receivable, long-term portion........................      435,493              --
  Investment in Lightwave, LLC..............................           --         956,813
                                                              -----------     -----------
         Total other assets.................................      683,239         956,813
                                                              -----------     -----------
         Total assets.......................................  $ 8,710,736     $ 9,708,072
                                                              ===========     ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable, current portion............................  $   179,757     $   330,330
  Accounts payable..........................................      238,799         283,033
  Customer deposits.........................................    2,019,808              --
  Accrued dividends.........................................      500,000       2,600,000
  Accrued profit sharing....................................      245,505              --
  Accrued expenses, other...................................       71,544         247,171
  Accrued income taxes......................................        6,441              --
                                                              -----------     -----------
         Total current liabilities..........................    3,261,854       3,460,534
                                                              -----------     -----------
LONG-TERM DEBT
  Notes payable, noncurrent portion.........................    1,045,214       1,773,778
                                                              -----------     -----------
STOCKHOLDERS' EQUITY
  Common stock..............................................       51,000          51,000
  Retained earnings.........................................    4,063,964       4,422,760
  Accumulated other comprehensive income....................      288,704              --
                                                              -----------     -----------
         Total stockholders' equity.........................    4,403,668       4,473,760
                                                              -----------     -----------
         Total liabilities and stockholders' equity.........  $ 8,710,736     $ 9,708,072
                                                              ===========     ===========

   The accompanying notes are an integral part of these financial statements

                       TRAWICK CONSTRUCTION COMPANY GROUP

                         COMBINED STATEMENTS OF INCOME

                                                          FOR THE      FOR THE NINE MONTH PERIOD
                                                         YEAR ENDED       ENDED SEPTEMBER 30,
                                                        DECEMBER 31,   -------------------------
                                                            1998          1998          1999
                                                        ------------   -----------   -----------
                                                                              (UNAUDITED)
REVENUES..............................................  $16,051,324    $11,977,591   $17,358,103
COSTS OF SERVICES, including depreciation.............   11,443,749      6,691,493     8,943,325
                                                        -----------    -----------   -----------
          Gross profit................................    4,607,575      5,286,098     8,414,778
GENERAL AND ADMINISTRATIVE EXPENSES...................    3,512,705      2,597,551     1,855,001
                                                        -----------    -----------   -----------
          Income from operations......................    1,094,870      2,688,547     6,559,777
                                                        -----------    -----------   -----------
OTHER INCOME (EXPENSE)
  Gain (loss) on sale of assets.......................      167,089        162,236        27,467
  Gain on sale of investments.........................       62,922         55,882       332,862
  Equity in loss on investment in Lightwave LLC. .....           --             --       (74,564)
  Interest income and other, net......................       74,884         64,792        82,281
  Interest expense....................................      (62,072)       (29,712)      (75,176)
                                                        -----------    -----------   -----------
                                                            242,823        253,198       292,870
                                                        -----------    -----------   -----------
          Income before taxes on income...............    1,337,693      2,941,745     6,852,647
INCOME TAXES..........................................        8,941            274            --
                                                        -----------    -----------   -----------
          Net income..................................  $ 1,328,752    $ 2,941,471   $ 6,852,647
                                                        ===========    ===========   ===========

    The accompanying notes are an integral part of these combined financial statements.

                       TRAWICK CONSTRUCTION COMPANY GROUP

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                        ACCUMULATED
                                        COMMON STOCK                                       OTHER
                                      ----------------    RETAINED     COMPREHENSIVE   COMPREHENSIVE
                                      SHARES   AMOUNT     EARNINGS        INCOME          INCOME
                                      ------   -------   -----------   -------------   -------------
BALANCE, December 31, 1997..........  1,500    $51,000   $ 3,595,212    $       --       $222,863
  Net income........................     --         --     1,328,752     1,328,752             --
  Other comprehensive income:
     Unrealized gains on
       securities...................     --         --            --        65,841         65,841
                                                                        ----------
  Comprehensive income..............     --         --            --    $1,394,593             --
                                                                        ==========
  Dividends.........................     --         --      (860,000)                          --
                                      -----    -------   -----------                     --------
BALANCE, December 31, 1998..........  1,500     51,000     4,063,964    $       --        288,704
  Net income (unaudited)............     --         --     6,852,647     6,852,647             --
  Other comprehensive income:
     Reclassification adjustment for
       gains included in net income
       (unaudited)..................     --         --            --      (288,704)      (288,704)
                                                                        ----------
  Comprehensive income
     (unaudited)....................     --         --            --    $6,563,943             --
                                                                        ==========
  Dividends (unaudited).............     --         --    (6,493,851)                          --
                                      -----    -------   -----------                     --------
BALANCE, September 30, 1999
  (unaudited).......................  1,500    $51,000   $ 4,422,760                     $     --
                                      =====    =======   ===========                     ========

    The accompanying notes are an integral part of these combined financial statements.

                       TRAWICK CONSTRUCTION COMPANY GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                FOR THE NINE MONTH
                                                                FOR THE            PERIOD ENDED
                                                               YEAR ENDED          SEPTEMBER 30,
                                                              DECEMBER 31,   -------------------------
                                                                  1998          1998          1999
                                                              ------------   -----------   -----------
                                                                                    (UNAUDITED)
OPERATING ACTIVITIES
  Net income................................................  $ 1,328,752    $ 2,941,471   $ 6,852,647
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Depreciation............................................      715,955        518,625       350,252
    Gain on sale of assets..................................     (167,089)      (162,236)      (27,467)
    Bad debts...............................................       18,961         17,115         2,661
    Gain on sale of investments.............................      (62,922)       (55,882)     (332,862)
    Equity in loss of limited liability company.............           --             --        74,564
  Changes in operating assets and liabilities:
    (Increase) decrease in:
      Trade receivables.....................................   (3,273,266)    (3,107,731)    1,335,886
      Retainage receivables.................................           --             --            --
      Other receivables.....................................       21,404         19,953       (29,076)
      Prepaid expenses......................................       16,168         10,355        (1,995)
    Increase (decrease) in:
      Customer deposits.....................................    2,019,808             --    (2,019,808)
      Accounts payable......................................     (275,868)       238,645        44,234
      Accrued expenses......................................      125,418        (56,739)      175,627
      Accrued income taxes..................................      (19,513)       (25,954)       (6,441)
      Accrued dividends.....................................           --       (430,000)    2,100,000
      Accrued profit sharing................................           --       (202,337)     (245,505)
                                                              -----------    -----------   -----------
        NET CASH PROVIDED BY (USED IN) OPERATING
          ACTIVITIES........................................      447,808       (294,715)    8,272,717
                                                              -----------    -----------   -----------
INVESTING ACTIVITIES
  Purchase of equipment.....................................   (1,867,387)      (586,941)     (568,258)
  Purchase of investment assets.............................     (672,571)      (456,244)     (485,460)
  Proceeds from sale of assets..............................      117,240         36,847        61,536
  Increase in cash value of life insurance..................      (54,960)        (7,567)      (15,600)
  Proceeds from note receivable.............................           --          4,251         5,988
  Proceeds from sale of investments.........................      599,628        446,325     1,346,661
  Investment in Lightwave, LLC..............................           --             --    (2,000,000)
                                                              -----------    -----------   -----------
        NET CASH USED IN INVESTING ACTIVITIES...............   (1,878,050)      (563,329)   (1,655,133)
                                                              -----------    -----------   -----------
FINANCING ACTIVITIES
  Proceeds from new borrowings..............................    1,210,000        100,000     2,000,000
  Payments on notes payable.................................      (45,499)       (43,634)   (1,277,025)
  Dividends to stockholders.................................     (860,000)      (360,000)   (4,107,947)
                                                              -----------    -----------   -----------
        NET CASH PROVIDED BY (USED IN) FINANCING
          ACTIVITIES........................................      304,501       (303,634)   (3,384,972)
                                                              -----------    -----------   -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............   (1,125,741)    (1,161,678)    3,232,612
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............    1,316,130      1,316,130       190,389
                                                              -----------    -----------   -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $   190,389    $   154,452   $ 3,423,001
                                                              ===========    ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the period for:
    Interest................................................  $    62,162    $    29,712   $    75,176
    Income taxes............................................  $    26,228    $     2,774   $     3,882
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING
  ACTIVITIES
  Purchase of property and equipment........................  $    60,470    $ 1,178,640   $   156,162
  Short-term debt assumed...................................      (60,470)    (1,178,640)     (156,162)
                                                              -----------    -----------   -----------
        Cash paid for acquisition...........................  $        --    $        --   $        --
                                                              ===========    ===========   ===========
  Sale of assets, net.......................................  $   449,730    $   449,730   $        --
  Note received at closing..................................      449,730       (449,730)           --
                                                              -----------    -----------   -----------
        Cash received from sale.............................  $        --    $        --   $        --
                                                              ===========    ===========   ===========
Noncash distributions to stockholders:
  Note receivable...........................................           --    $        --   $   437,592
  Property and plant........................................           --             --       746,471
  Cash value of life insurance..............................           --             --       233,218
  Investment in Lightwave, L.L.C............................           --             --       968,623
                                                              -----------    -----------   -----------
                                                                       --    $        --   $ 2,385,904
                                                              ===========    ===========   ===========

    The accompanying notes are an integral part of these combined financial statements.

                       TRAWICK CONSTRUCTION COMPANY GROUP

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS AND ORGANIZATION

     Trawick Construction Company Group (the Group) includes the financial statements of the following companies under common control and ownership:
Trawick Construction Company, Inc. (a Florida S-corporation) and Communication Manpower, Inc. (a Florida S-corporation.) Trawick Construction Company, Inc. operates in the telephone line installation industry. Communication Manpower, Inc. provides labor to telecommunication companies.

  Common Stock

     Common stock at December 31, 1998, is composed of the following:

          a. Trawick Construction Company, Inc. -- 500 shares authorized, issued, and outstanding at $100 par value per share

          b. Communication Manpower, Inc. -- 1,000 shares authorized, issued, and outstanding at $1 par value per share

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Combination

     The combined financial statements of the Group include the accounts of the entities listed in Note 1. All significant intercompany accounts and transactions have been eliminated in combination.

  Interim Combined Financial Information

     The interim combined financial statements for the nine months ended September 30, 1998 and 1999, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnote disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of the Group's management, the unaudited interim combined financial statements contain all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation. The combined results of operations for the combined interim periods are not necessarily indicative of the results for the entire fiscal year.

  Revenue Recognition

     The Group recognizes revenue when services are performed, except when work is being performed under a fixed-price contract. These fixed-price contracts generally provide that the customer accept completion of progress to date and compensate the Group for services which have been rendered, measured typically in terms of units installed, hours expended, or some other nature of progress. Revenues from fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material, labor and subcontract costs, and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are identified. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to estimated costs and revenues. The effects of these revisions are recognized in the period in which the changes occur.

     The balances billed but not paid by customers pursuant to retainage provisions in customer contracts will be due upon completion of the contracts and acceptance by the customer. The Group believes that the retention balance shown on the accompanying combined balance sheet will be collected within the next fiscal year.

                       TRAWICK CONSTRUCTION COMPANY GROUP

  Marketable Securities

     Marketable securities have been categorized as available for sale securities and as a result are stated at fair value. Unrealized holding gains and losses are included as a component of stockholders' equity until realized.

  Accounts Receivable

     The Group considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

  Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Group considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Compensated Absences

     Employees of the Group are entitled to paid vacation, paid sick days, and personal days off, depending on job classification, length of service, and other factors. It is impractical to estimate the amount of compensation for future absences and, accordingly, no liability has been recorded in the accompanying financial statements. The Group's policy is to recognize the costs of compensated absences when actually paid to employees.

  Customer Deposits

     Advance payments for future work received from customers is recorded as customer deposits under current liabilities. The payments are recognized as income as the work is performed, which is believed to be within one year.

  Use of Estimates

     The Group is required to make estimates and assumptions in preparing financial statements in conformity with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The Group's financial instruments consist of cash, accounts receivable, accounts payable, and debt. The Group believes that the carrying value of these instruments on the accompanying combined balance sheet approximates their fair value due to either the short-term nature of the instrument or the interest rates on the debt being comparable to rates currently available to the Group.

NOTE 3 -- PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated over the estimated useful lives of the various assets generally by accelerated methods.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the combined statements of operations.

                       TRAWICK CONSTRUCTION COMPANY GROUP

     The following is a summary of property and equipment and their estimated useful lives:

ASSET CLASS                                                  LIFE (YEARS)    COST BASIS
-----------                                                  ------------    -----------
Machinery and equipment....................................       5-7        $ 3,526,092
Autos and trucks...........................................         5          1,484,461
Office furniture and equipment.............................       5-7             87,048
Building and improvements..................................     15-39            704,603
                                                                             -----------
                                                                               5,802,204
Less accumulated depreciation..............................                   (3,526,118)
                                                                             -----------
                                                                             $ 2,276,086
                                                                             ===========

     The total depreciation expense was $715,955 for 1998.

NOTE 4 -- PROFIT SHARING PLAN

     The Group maintains a qualified profit sharing plan for substantially all full-time employees. The annual contribution to the plan, as determined by the Board of Directors, is discretionary but may not exceed 15% of the annual aggregate compensation paid to all participating employees. The contribution was $245,505 in 1998.

NOTE 5 -- INCOME TAXES

     Both Trawick Construction Company, Inc. and Communication Manpower, Inc., with the consent of their stockholders, have elected S-corporation status under appropriate sections of the Internal Revenue Code and a similar section of the Florida income tax laws, which provide that in lieu of corporate income taxes, the stockholders have consented to include their proportionate share of each company's taxable income in their individual returns. Therefore, these statements do not include a provision for Federal or Florida income taxes.

     The income taxes shown on the statements of income represent income taxes due to the States of Alabama, Georgia, and Mississippi.

NOTE 6 -- OPERATING LEASES

     The Group had an agreement with a party related to one of its stockholders for the rental of land and building on an annual basis. The lease was treated as an operating lease under generally accepted accounting principles. The total rent expense was $32,000 for 1998.

     During 1998, the Group purchased the real estate at its fair market value.

     The Group has other operating lease arrangements for temporary rental of equipment at its job site locations for lease terms of less than one year. The minimal lease payment for the next lease term will be approximately $174,000.

                       TRAWICK CONSTRUCTION COMPANY GROUP

NOTE 7 -- NOTES PAYABLE

Note payable to SunTrust Bank at prime, due on demand,
secured by owners' assets, interest paid monthly............   $  100,000
Note payable to SunTrust Bank at prime, due July 29, 2003,
  secured by real estate, interest paid monthly.............      500,000
Note payable to SunTrust Bank at prime, due $7,500 monthly,
  secured by equipment, matures September 1, 2013...........      589,666
Note payable to Caterpillar Credit at 0% interest, due
  $5,061 for 12 months, secured by equipment................       25,305
Note payable to SouthTrust Bank at prime, due July 29, 1999,
  secured by equipment......................................       10,000
                                                               ----------
          Total notes payable...............................    1,224,971
          Less current portion..............................     (179,757)
                                                               ----------
          Total long-term debt..............................   $1,045,214
                                                               ==========

     Current maturities are as follows:

1999....................................................   $  179,757
2000....................................................       48,142
2001....................................................       52,137
2002....................................................       56,465
2003....................................................      561,151
Thereafter..............................................      327,319
                                                           ----------
                                                           $1,224,971
                                                           ==========

     The Group has available lines of credit for a total of $1,125,000 with SunTrust Bank, at prime, secured by equipment through July 24, 2000.

NOTE 8 -- CONCENTRATIONS OF CREDIT RISKS

     Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivables. At year end, the Group had deposits in excess of the $100,000 FDIC insured amount with SunTrust Bank. The Group performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

NOTE 9 -- RELATED PARTY TRANSACTIONS

     In addition to the leasing activities discussed in Note 5, the Group recorded the following related party transactions:

     Included in account receivable -- other on the balance sheet is $600 for 1998, which is due from stockholders.

                       TRAWICK CONSTRUCTION COMPANY GROUP

NOTE 10 -- INVESTMENTS IN MARKETABLE SECURITIES

     The aggregate fair value, gross unrealized holding gains, and amortized cost by major security is as follows:

Equity securities:
  Aggregate fair value..................................   $ 817,043
  Less cost basis.......................................    (528,339)
                                                           ---------
Unrealized gain.........................................   $ 288,704
                                                           =========

     Proceeds from the sale of available-for-sale securities for 1998 were $599,628. Net realized gains for 1998 were $62,922. The specific identification method is used to determine cost.

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

  Litigation

     The Group is involved in disputes or legal actions in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

  Insurance

     The Group carries a broad range of premium-based insurance coverage, including worker's compensation, business auto liability, equipment liability, general liability, and an umbrella policy.

NOTE 12 -- SUBSEQUENT EVENTS (UNAUDITED)

     In April 1999, the Company formed a limited liability company, Lightwave LLC (Lightwave), with another company to acquire, hold, own, develop, utilize and exploit fiberoptic communication and telecommunication lines. The Company's initial investment was $2,000,000 and the Company owned 50% of Lightwave. In June 1999, the Company distributed 50%, or $968,623, of its investment in Lightwave to its stockholders, with the Company retaining a 25% ownership in Lightwave. Lightwave is accounted for by the Company under the equity method and summarized information on Lightwave at September 30, 1999 is as follows:

Current assets..........................................  $1,457,990
Property and equipment, net.............................   2,369,260
                                                          ----------
                                                           3,827,250
Less liabilities........................................          --
                                                          ----------
Net assets..............................................  $3,827,250
                                                          ==========
Revenue.................................................  $   17,847
                                                          ==========
Net loss................................................  $ (172,750)
                                                          ==========

     On October 1, 1999, the Group was sold to Quanta Services, Inc. (Quanta) for cash and Quanta stock.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Conti Enterprises, Inc.:

     We have audited the accompanying statement of assets, liabilities and divisional equity of the Telecommunications Division of Conti Enterprises, Inc. as of December 31, 1998, and the related statements of divisional operating profit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Telecommunications Division of Conti Enterprises, Inc. as of December 31, 1998, and its results of operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the financial statements, the accompanying financial statements present the financial position, results of operations and cash flows of the Division and are not intended to present the financial position, results of operations and cash flows of Conti Enterprises, Inc. taken as a whole.

                                            J.H. COHN LLP

Roseland, New Jersey
April 9, 1999, except for Note 5
as to which the date is October 1, 1999

                         TELECOMMUNICATIONS DIVISION OF
                            CONTI ENTERPRISES, INC.

            STATEMENTS OF ASSETS, LIABILITIES AND DIVISIONAL EQUITY

                                     ASSETS

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                              (UNAUDITED)
Contracts receivable, including retainage of $169,493 and
$249,465....................................................   $2,599,199     $3,238,555
Costs and estimated earnings in excess of billings..........      115,343        569,276
Deposits....................................................       13,796         13,096
Machinery and equipment, net of accumulated depreciation of
  $137,761 and $198,630.....................................      268,526        287,317
                                                               ----------     ----------
          Totals............................................   $2,996,864     $4,108,244
                                                               ==========     ==========
                            LIABILITIES AND DIVISIONAL EQUITY
Liabilities:
  Billings in excess of costs and estimated earnings........   $  480,200     $  779,966
  Accounts payable -- trade.................................      759,047        750,672
  Accrued expenses..........................................       34,236         36,131
                                                               ----------     ----------
          Total liabilities.................................    1,273,483      1,566,769
Divisional equity...........................................    1,723,381      2,541,475
                                                               ----------     ----------
          Totals............................................   $2,996,864     $4,108,244
                                                               ==========     ==========

                       See Notes to Financial Statements.

                         TELECOMMUNICATIONS DIVISION OF
                            CONTI ENTERPRISES, INC.

                   STATEMENTS OF DIVISIONAL OPERATING PROFIT

                                                                            NINE MONTHS ENDED
                                                           YEAR ENDED         SEPTEMBER 30,
                                                          DECEMBER 31,   -----------------------
                                                              1998          1998         1999
                                                          ------------   ----------   ----------
                                                                               (UNAUDITED)
Construction revenue....................................  $12,422,117     9,013,782   $9,325,086
Construction costs, including depreciation..............    8,771,765     6,335,077    6,806,091
                                                          -----------    ----------   ----------
Gross margin............................................    3,650,352     2,678,705    2,518,995
General and administrative expenses.....................    1,513,007     1,090,475    1,283,733
                                                          -----------    ----------   ----------
Operating income........................................    2,137,345     1,588,230    1,235,262
                                                          -----------    ----------   ----------
Allocated corporate expenses:
  General and administrative expenses...................      308,410       226,720      491,533
  Executive compensation................................      145,637        29,815      101,626
                                                          -----------    ----------   ----------
          Totals........................................      454,047       256,535      593,159
                                                          -----------    ----------   ----------
Net income..............................................  $ 1,683,298     1,331,695   $  642,103
                                                          ===========    ==========   ==========

                       See Notes to Financial Statements.

                         TELECOMMUNICATIONS DIVISION OF
                            CONTI ENTERPRISES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                           NINE MONTHS ENDED
                                                          YEAR ENDED         SEPTEMBER 30,
                                                         DECEMBER 31,   ------------------------
                                                             1998          1998         1999
                                                         ------------   ----------   -----------
                                                                              (UNAUDITED)
Operating activities:
  Net income...........................................   $1,683,298    $1,331,695   $   642,103
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation......................................       71,707        46,064        63,763
     Changes in operating assets and liabilities:
       Contracts receivable............................   (1,335,943)     (683,148)     (639,356)
       Costs and estimated earnings in excess of
          billings.....................................     (102,759)     (104,043)     (453,933)
       Deposits........................................       (8,570)       (8,766)          700
       Billings in excess of costs and estimated
          earnings.....................................       15,384        71,358       299,766
       Accounts payable -- trade.......................       39,394       (84,760)       (8,375)
       Accrued expenses................................       10,651         5,034         1,895
                                                          ----------    ----------   -----------
          Net cash provided by (used in) operating
            activities.................................      373,162       573,434       (93,437)
                                                          ----------    ----------   -----------
Investing activities -- expenditures for machinery and
  equipment............................................     (124,781)      (54,251)      (82,554)
                                                          ----------    ----------   -----------
Financing activities:
  Contributions from corporate.........................           --            --       175,991
  Distributions to corporate...........................     (248,381)     (519,183)           --
                                                          ----------    ----------   -----------
          Net cash provided by (used in) financing
            activities.................................     (248,381)     (519,183)      175,991
                                                          ----------    ----------   -----------
Net increase in cash and cash balance..................   $       --    $       --   $        --
                                                          ==========    ==========   ===========

                       See Notes to Financial Statements.

                         TELECOMMUNICATIONS DIVISION OF
                            CONTI ENTERPRISES, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS AND SUMMARY OF ACCOUNTING POLICIES:

  Business:

     The Telecommunications Division (the "Division") of Conti Enterprises, Inc. (the "Company") is engaged primarily as a utility contractor for private entities located in the eastern United States.

  Basis of presentation:

     The accompanying financial statements present the financial position and results of operations and cash flows of the Division and are not intended to present the financial position, results of operations and cash flows of the Company taken as a whole. In addition, as discussed in Note 4, certain expenses have been allocated to the Division by the Company and, accordingly, the accompanying financial statements are not necessarily indicative of the financial position, results of operations or cash flows of the Division had it operated as a separate entity.

     The unaudited financial statements have been prepared pursuant to the rules of the Securities and Exchange Commission ("SEC"). In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the unaudited financial statements of the Division, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

  Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Basis for recording income on construction contracts:

     Profits on contracts are credited to income under the percentage-of-completion method of accounting, based on the estimated stage of completion of individual contracts. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss on both short and long-term contracts is recorded. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

  Machinery and equipment:

     Machinery and equipment are stated at cost, net of depreciation to date. Depreciation is provided on the straight-line method at rates calculated to provide for the retirement of machinery and equipment at the end of their estimated useful lives.

  Income taxes:

     The Company, with the consent of its stockholders, has elected to be treated as an "S" Corporation under Sections 1371-1378 of the Internal Revenue Code. Under these sections, corporate income or loss, in general, is allocated to the stockholders for inclusion in their personal income tax returns. Accordingly, there is no provision for Federal income tax in the accompanying financial statements attributable to the operations of the Division.

                         TELECOMMUNICATIONS DIVISION OF
                            CONTI ENTERPRISES, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- COSTS AND ESTIMATED EARNINGS ON CONTRACTS:

     Costs and estimated earnings on contracts consist of the following:

                                                             DECEMBER 31,   SEPTEMBER 30,
                                                                 1998           1999
                                                             ------------   -------------
                                                                             (UNAUDITED)
Costs incurred on contracts................................  $15,381,365     $16,246,647
Estimated contract profit..................................    8,279,820       6,085,439
                                                             -----------     -----------
                                                              23,661,185      22,332,086
Less billings to date......................................   24,026,042      22,542,776
                                                             -----------     -----------
          Totals...........................................  $  (364,857)    $  (210,690)
                                                             ===========     ===========
Costs and estimated earnings in excess of billings on
  contracts................................................  $   115,343     $   569,276
Billings in excess of costs and estimated earnings on
  contracts................................................      480,200         779,966
                                                             -----------     -----------
          Totals...........................................  $  (364,857)    $  (210,690)
                                                             ===========     ===========

NOTE 3 -- MACHINERY AND EQUIPMENT:

     The cost of major classes of machinery and equipment and the range of estimated useful lives are as follows:

                                                   ESTIMATED
                                                    USEFUL     DECEMBER 31,   SEPTEMBER 30,
                                                     LIVES         1998           1999
                                                   ---------   ------------   -------------
                                                                               (UNAUDITED)
Automobiles and trucks...........................    5 years     $230,087       $287,968
Computer and office equipment....................  5-7 years      158,548        180,327
Machinery and equipment..........................    5 years       17,652         17,652
                                                                 --------       --------
                                                                  406,287        485,947
Less accumulated depreciation....................                 137,761        198,630
                                                                 --------       --------
          Totals.................................                $268,526       $287,317
                                                                 ========       ========

NOTE 4 -- ALLOCATED COSTS AND EXPENSES:

     Common corporate general and administrative expenses, interest expense, other income and owner's compensation are allocated among each of the Company's divisions based primarily on a percentage of direct construction costs.

     Management considers its methodologies for specifically identifying or allocating costs and expenses to the Division to be reasonable and to present fairly the costs and expenses of the Division.

NOTE 5 -- SUBSEQUENT EVENT:

     On October 1, 1999, the Company sold the Division to Quanta Services, Inc. ("Quanta") for cash and stock of Quanta.

ITEM 7. PRO FORMA FINANCIAL INFORMATION

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements include the consolidated financial statements of Quanta Services, Inc. and subsidiaries ("Quanta" or the "Company") as of September 30, 1999 and for the nine months then ended (unaudited) and for the year ended December 31, 1998 adjusted as follows: (i) the unaudited pro forma combined balance sheet at September 30, 1999 gives effect to the acquisition of nine businesses acquired by Quanta from October 1, 1999 through November 1, 1999 (the "Subsequent Acquisitions") as if they occurred on September 30, 1999; (ii) the unaudited pro forma combined statement of operations for the year ended December 31, 1998 gives effect to the following events as if they had occurred on January 1, 1998 (a) Quanta's initial public offering ("IPO"), (b) the pre-acquisition results of the four entities acquired concurrent with the IPO ("the Founding Companies") and eleven additional businesses acquired subsequent to the IPO through December 31, 1998 which were accounted for using the purchase method of accounting (together, the "1998 Acquisitions"), (c) the acquisition of 39 businesses accounted for using the purchase method of accounting from January 1, 1999 through November 1, 1999 (the "1999 Acquisitions"), (d) the issuance of the Convertible Subordinated Notes, (e) the follow-on public offering completed by Quanta in January of 1999 and (f) the issuance of Series A Convertible Preferred Stock in September of 1999; and (iii) the unaudited pro forma combined statement of operations for the nine months ended September 30, 1999 gives effect to the following events as if they had occurred on January 1, 1999 (a) the follow-on public offering, (b) the pre-acquisition results of the 1999 Acquisitions as if they occurred on January 1, 1999 and (c) the issuance of Series A Convertible Preferred Stock in September of 1999.

     Quanta has preliminarily analyzed the savings that it expects to realize from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the companies have contractually agreed to prospective reductions in salaries, bonuses, benefits and lease payments, these reductions have been reflected in the unaudited pro forma combined statements of operations. With respect to other potential cost savings, Quanta has not and cannot quantify these savings until a period subsequent to the acquisitions. It is anticipated that these savings will be partially offset by costs related to Quanta's new corporate infrastructure and by the costs associated with being a public company. However, because these costs cannot be accurately quantified at this time, they have not been included in the pro forma financial information of Quanta.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Quanta's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of Quanta's financial position or results of operations for any future period. Since the acquired businesses were not under common control or management during the entire period covered by the pro forma financial statements, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K which was filed with the SEC on March 31, 1999 and additionally the Company's related financial statements on Form 8-K which was filed with the SEC on June 17, 1999 giving effect to a pooling-of-interests transaction which occurred in February 1999.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1999
                                 (IN THOUSANDS)

                                     ASSETS

                                                        QUANTA
                                                    SERVICES, INC.
                                                         AND          SUBSEQUENT      PRO FORMA      PRO FORMA
                                                     SUBSIDIARIES    ACQUISITIONS   ADJUSTMENTS(A)     TOTAL
                                                    --------------   ------------   --------------   ----------
CURRENT ASSETS:
  Cash and cash equivalents.......................    $   12,687       $ 3,920         $     --      $   16,607
  Accounts receivable, net........................       212,308        16,816             (213)        228,911
  Cost and estimated earnings in excess of
    billings on uncompleted contracts.............        55,741         1,351               --          57,092
  Inventories.....................................         9,012           135               --           9,147
  Prepaid expenses and other current assets.......         8,999           116               --           9,115
                                                      ----------       -------         --------      ----------
         Total current assets.....................       298,747        22,338             (213)        320,872
PROPERTY AND EQUIPMENT, net.......................       161,001         9,231             (204)        170,028
OTHER ASSETS......................................         7,156           957               --           8,113
GOODWILL, net.....................................       567,277            --           64,843         632,120
                                                      ----------       -------         --------      ----------
         Total assets.............................    $1,034,181       $32,526         $ 64,426      $1,131,133
                                                      ==========       =======         ========      ==========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt............    $    6,777       $ 4,178         $     --      $   10,955
  Accounts payable and accrued expenses...........       139,741         7,701            1,526         148,968
  Billings in excess of costs and estimated
    earnings on uncompleted contracts.............        17,877         1,532               --          19,409
                                                      ----------       -------         --------      ----------
         Total current liabilities................       164,395        13,411            1,526         179,332
LONG-TERM DEBT, net of current maturities.........        97,110         5,437           54,953         157,500
CONVERTIBLE SUBORDINATED NOTES....................        49,350            --               --          49,350
DEFERRED INCOME TAXES AND OTHER NON-CURRENT
  LIABILITIES.....................................        14,582           160               --          14,742
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred Stock.................................            --            --               --              --
  Common Stock....................................            --           112             (112)             --
  Limited Vote Common Stock.......................            --            --               --              --
  Treasury Stock..................................            --        (1,202)           1,202              --
  Additional paid-in capital......................       653,236         2,590           18,875         674,701
  Retained earnings...............................        55,508        12,018          (12,018)         55,508
                                                      ----------       -------         --------      ----------
         Total stockholders' equity...............       708,744        13,518            7,947         730,209
                                                      ----------       -------         --------      ----------
         Total liabilities and stockholders'
           equity.................................    $1,034,181       $32,526         $ 64,426      $1,131,133
                                                      ==========       =======         ========      ==========

    The accompanying notes are an integral part of these pro forma combined financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

     (a) Reflects the adjustments related to the purchase of nine additional acquisitions that were consummated subsequent to September 30, 1999 and through November 1, 1999, including approximately $55.0 million of debt incurred under Quanta's line of credit to finance the cash portion of the purchase price paid upon acquisition, approximately 1.0 million shares of common stock issued, distribution of certain assets not acquired and certain S corporation distributions which were distributed subsequent to September 30, 1999, resulting in goodwill of approximately $64.8 million.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                      QUANTA
                                                  SERVICES, INC.
                                                       AND             1999        PRO FORMA      PRO FORMA
                                                   SUBSIDIARIES    ACQUISITIONS   ADJUSTMENTS       TOTAL
                                                  --------------   ------------   -----------     ---------
REVENUES........................................     $593,388        $234,119      $ (11,628)(a)  $815,879
COST OF SERVICES (including depreciation).......      460,809         171,571        (11,628)(b)   620,752
                                                     --------        --------      ---------      --------
  Gross Profit..................................      132,579          62,548             --       195,127
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....       53,481          29,317         (3,477)(c)    79,321
MERGER EXPENSES -- Pooling......................        6,574              --             --         6,574
GOODWILL AMORTIZATION...........................        6,911               4          5,135(d)     12,050
                                                     --------        --------      ---------      --------
  Income (loss) from Operations.................       65,613          33,227         (1,658)       97,182
OTHER INCOME (EXPENSE)
  Interest Expense..............................      (10,790)         (1,493)         1,076(e)    (11,207)
  Other, net....................................        1,006           2,221             --         3,227
                                                     --------        --------      ---------      --------
INCOME (LOSS) BEFORE INCOME TAX EXPENSE.........       55,829          33,955           (582)       89,202
PROVISION FOR INCOME TAXES......................       28,436           1,284         13,098(f)     42,818
                                                     --------        --------      ---------      --------
NET INCOME (LOSS)...............................       27,393          32,671        (13,680)       46,384
DIVIDENDS ON PREFERRED STOCK....................           25              --            673(g)        698
                                                     --------        --------      ---------      --------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
  STOCK.........................................     $ 27,368        $ 32,671      $ (14,353)     $ 45,686
                                                     ========        ========      =========      ========
BASIC EARNINGS PER SHARE OF COMMON STOCK........                                                  $   1.25
                                                                                                  ========
DILUTED EARNINGS PER SHARE OF COMMON STOCK......                                                  $   1.02
                                                                                                  ========
DILUTED EARNINGS PER SHARE OF COMMON STOCK
  BEFORE MERGER EXPENSES........................                                                  $   1.18
                                                                                                  ========
SHARES USED IN COMPUTING PRO FORMA COMBINED
  EARNINGS PER SHARE --
  BASIC(h)......................................                                                    36,461
                                                                                                  ========
  DILUTED(h)....................................                                                    46,932
                                                                                                  ========

    The accompanying notes are an integral part of these pro forma combined financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                          QUANTA
                                      SERVICES, INC.
                                           AND             1998           1999        PRO FORMA     PRO FORMA
                                       SUBSIDIARIES    ACQUISITIONS   ACQUISITIONS   ADJUSTMENTS      TOTAL
                                      --------------   ------------   ------------   -----------    ---------
REVENUES............................     $319,259        $116,179       $521,126      $(13,446)(a)  $943,118
COST OF SERVICES (including
  depreciation).....................      257,270          94,565        389,261       (13,125)(b)   727,971
                                         --------        --------       --------      --------      --------
  Gross Profit......................       61,989          21,614        131,865          (321)      215,147
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..........................       27,160          11,697         71,307       (19,822)(c)    90,342
MERGER EXPENSES -- Pooling..........          231              --             --            --           231
GOODWILL AMORTIZATION...............        2,513               2             --        13,238(d)     15,753
                                         --------        --------       --------      --------      --------
  Income from Operations............       32,085           9,915         60,558         6,263       108,821
OTHER INCOME (EXPENSE)
  Interest Expense..................       (4,855)           (622)        (3,394)       (5,201)(e)   (14,072)
  Other, net........................          641             820          3,847            --         5,308
                                         --------        --------       --------      --------      --------
INCOME BEFORE INCOME TAX
  PROVISION.........................       27,871          10,113         61,011         1,062       100,057
PROVISION FOR INCOME TAXES..........       11,683             572          7,082        24,790(f)     44,127
                                         --------        --------       --------      --------      --------
NET INCOME (LOSS)...................       16,188           9,541         53,929       (23,728)       55,930
DIVIDENDS ON PREFERRED STOCK........           --              --             --           930(g)        930
                                         --------        --------       --------      --------      --------
NET INCOME (LOSS) ATTRIBUTABLE TO
  COMMON STOCK......................     $ 16,188        $  9,541       $ 53,929      $(24,658)     $ 55,000
                                         ========        ========       ========      ========      ========
BASIC EARNINGS PER SHARE OF COMMON STOCK........................................................    $   1.52
                                                                                                    ========
DILUTED EARNINGS PER SHARE OF COMMON STOCK......................................................    $   1.26
                                                                                                    ========
DILUTED EARNINGS PER SHARE OF COMMON STOCK BEFORE MERGER EXPENSES...............................
                                                                                                    $   1.26
                                                                                                    ========
SHARES USED IN COMPUTING PRO FORMA
  COMBINED EARNINGS PER SHARE --
  BASIC(h)......................................................................................      36,277
                                                                                                    ========
  DILUTED(h)....................................................................................      46,221
                                                                                                    ========

    The accompanying notes are an integral part of these pro forma combined financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 1999

(a) Reflects the elimination of intercompany revenues between certain of the 1999 Acquisitions prior to their acquisition by Quanta.

(b) Reflects the elimination of intercompany expenses between certain of the 1999 Acquisitions prior to their acquisition by Quanta.

(c) Adjusts compensation expense to the level the previous owners of the 1999 Acquisitions have agreed to receive as employees of the Company subsequent to their acquisition.

(d) Adjusts goodwill amortization expense to reflect the acquisitions of the 1999 Acquisitions over a 40 year estimated life.

(e) Records incremental interest expense on the debt incurred to fund the cash portion of the consideration paid for the 1999 Acquisitions offset by the reduction in interest expense related to the repayment of debt from proceeds of the follow-on offering of common stock completed in January 1999 and from proceeds from the sale of Series A Convertible Preferred Stock in September 1999. The additional interest expense was calculated utilizing an annual effective interest rate of approximately 7.0%.

(f) Reflects the incremental provision for federal and state income taxes at an approximate 44.0 percent overall tax rate.

(g) Gives effect to the .5% dividend requirement on the Series A Convertible Preferred Stock issued in September 1999.

(h) The computation of pro forma basic and diluted earnings per share for the nine months ended September 30, 1999 is based upon the historical shares of common stock outstanding at September 30, 1999, adjusted for the issuance of approximately 1.0 million shares related to the acquisition of nine businesses subsequent to September 30, 1999 and through November 1, 1999. Diluted earnings per share additionally includes the dilution attributable to the assumed conversion of the Convertible Subordinated Notes and the Series A Convertible Preferred Stock and dilution attributable to outstanding options to purchase common stock, using the treasury stock method.

Year Ended December 31, 1998

(a) Reflects the elimination of intercompany revenues between certain of the 1998 and 1999 Acquisitions prior to their acquisition by Quanta and the elimination of the revenues for a division of one of the 1998 Acquisitions because the Company did not purchase that division.

(b) Reflects the elimination of intercompany expenses between certain of the 1998 and 1999 Acquisitions prior to their acquisition by Quanta and the elimination of the expenses for a division of one of the 1998 Acquisitions because the Company did not purchase that division.

(c) Adjusts compensation expense to the level the previous owners of the 1998 and 1999 Acquisitions have agreed to receive as employees of the Company subsequent to their acquisition.

(d) Adjusts goodwill amortization expense to reflect the acquisitions of the 1998 and 1999 Acquisitions, over a 40 year estimated life.

(e) Records incremental interest expense on the debt incurred to fund the cash portion of the consideration paid for the acquisition of the 1998 and 1999 Acquisitions, the incremental interest expense and amortization of deferred financing costs incurred as a result of the issuance of the Convertible Subordinated Notes, offset by the reduction in interest expense related to the repayment of debt from proceeds of the follow-on offering of common stock completed in January 1999 and from proceeds from the sale of Series A Preferred Stock in September 1999. The additional interest expense was calculated utilizing an annual effective interest rate of approximately 7.0%.

(f) Reflects the incremental provision for federal and state income taxes at an approximate 44.0 percent overall tax rate.

(g) Gives effect to the .5% dividend requirement on Series A Preferred Stock issued in September 1999.

(h) The computation of pro forma basic and diluted earnings per share for the year ended December 31, 1998 is based upon the historical shares of common stock outstanding at December 31, 1998, adjusted for the issuance of approximately 10.0 million shares related to the acquisition of 40 businesses from January 1, 1999 through November 1, 1999 and the issuance of 4.6 million shares of common stock from the follow-on offering completed in January 1999. Diluted earnings per share additionally includes the dilution attributable to the assumed conversion of the Convertible Subordinated Notes and the Series A Convertible Preferred Stock and dilution attributable to outstanding options to purchase common stock, using the treasury stock method.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          QUANTA SERVICES, INC.

Date: November 15, 1999

                                          By:     /s/ DERRICK A. JENSEN
                                            ------------------------------------
                                                     Derrick A. Jensen
                                            Vice President, Controller and Chief
                                                      Accounting Officer